Item 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of PBF Logistics GP LLC and
Unitholders of PBF Logistics LP

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of PBF Logistics LP and subsidiaries (the "Partnership") as of December 31, 2017 and 2016, the related consolidated statements of operations, partners’ equity, and cash flows, for each of the three years in the period ended December 31, 2017, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Partnership as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on the Partnership's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Partnership in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of a Matter

As described in Notes 1 and 3 to the consolidated financial statements, retrospective effects have been given for the Partnership’s acquisition of the Development Assets, which represents a change in reporting entity resulting from a transaction between entities under common control. Also, the portion of the accompanying consolidated financial statements as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 attributed to the Development Assets has been prepared from the separate records maintained by PBF Energy Inc. and subsidiaries and may not necessarily be indicative of the conditions that would have existed, or results of operations, if these entities had been operated as unaffiliated entities.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey
February 22, 2018 (November 7, 2018 as to the effects of the retrospective impact related to the acquisition of the Development Assets, which represents a change in reporting entity resulting from a transaction between entities under common control, as described in Notes 1 and 3)

We have served as the Partnership's auditor since 2013.

PBF LOGISTICS LP
CONSOLIDATED BALANCE SHEETS (a)
(in thousands, except unit data)

	December 31, 2017	December 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$19,664	$64,221
Marketable securities - current	—	40,024
Accounts receivable - affiliates	40,817	37,863
Accounts receivable	1,423	4,294
Prepaids and other current assets	1,793	1,657
Total current assets	63,697	148,059
Property, plant and equipment, net	684,488	619,321
Other non-current assets	30	—
Total assets	$748,215	$767,380
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable - affiliates	$8,352	$7,631
Accounts payable and accrued liabilities	19,794	20,871
Current portion of long-term debt	—	39,664
Deferred revenue	1,438	952
Total current liabilities	29,584	69,118
Long-term debt	548,793	532,011
Other long-term liabilities	2,078	3,161
Total liabilities	580,455	604,290

Commitments and contingencies (Note 10)

Equity:
Net investment - Predecessor	10,665	16,750
Common unitholders (41,900,708 and 25,844,118 units issued and outstanding, as of December 31, 2017 and 2016, respectively)(b)	(17,544)	241,275
Subordinated unitholder - PBF LLC (0 and 15,886,553 units issued and outstanding, as of December 31, 2017 and 2016, respectively)	—	(276,083)
IDR holder - PBF LLC	2,736	1,266
Total PBF Logistics LP equity	(4,143)	(16,792)
Noncontrolling interest	171,903	179,882
Total equity	167,760	163,090
Total liabilities and equity	$748,215	$767,380

(a)
Retrospectively adjusted to include the historical balances related to the Development Assets. See Notes 1 “Description of the Business and Basis of Presentation” and 3 “Acquisitions” in the accompanying Notes to Consolidated Financial Statements for further discussion.

(b)
Subsequent to the conversion of the PBFX subordinated units held by PBF LLC, common units held by the public and PBF LLC are shown in total. Refer to Notes 7 “Equity” and 9 “Net Income per Unit” in the accompanying Notes to Consolidated Financial Statements for further discussion regarding the subordinated units’ conversion.

See accompanying notes to consolidated financial statements.

PBF LOGISTICS LP
CONSOLIDATED STATEMENTS OF OPERATIONS (a)
(in thousands, except unit and per unit data)

	Year Ended December 31,
	2017	2016	2015

Revenue:
Affiliate	$240,654	$175,448	$142,102
Third-party	16,934	13,558	594
Total revenue	257,588	189,006	142,696

Costs and expenses:
Operating and maintenance expenses	73,521	51,393	30,730
General and administrative expenses	16,284	16,967	13,898
Depreciation and amortization	24,404	15,406	7,806
Total costs and expenses	114,209	83,766	52,434

Income from operations	143,379	105,240	90,262

Other expense:
Interest expense, net	(31,875)	(28,755)	(19,939)
Amortization of loan fees and debt premium	(1,488)	(1,678)	(1,315)
Net income	110,016	74,807	69,008
Less: Net loss attributable to Predecessor	(4,986)	(11,832)	(4,840)
Less: Net income attributable to noncontrolling interest	14,565	5,679	—
Net income attributable to the partners	100,437	80,960	73,848
Less: Net income attributable to the IDR holder	9,055	4,031	—
Net income attributable to PBF Logistics LP unitholders	$91,382	$76,929	$73,848

Net income per limited partner unit(b):
Common units - basic	$2.17	$2.01	$2.18
Common units - diluted	2.17	2.01	2.18
Subordinated units - basic and diluted	2.15	2.01	2.18
Weighted-average limited partner units outstanding(b):
Common units - basic	35,505,446	22,288,118	17,956,152
Common units - diluted	35,568,760	22,338,784	17,956,152
Subordinated units - basic and diluted	6,572,245	15,886,553	15,886,553

(a)
Retrospectively adjusted to include the historical balances related to the Development Assets. See Notes 1 “Description of the Business and Basis of Presentation” and 3 “Acquisitions” in the accompanying Notes to Consolidated Financial Statements for further discussion.

(b)
PBFX bases its calculation of net income per limited partner unit on the weighted-average number of limited partner units outstanding during the period. The weighted-average number of common and subordinated units reflects the conversion of the subordinated units to common units on June 1, 2017. Refer to Notes 7 “Equity” and 9 “Net Income per Unit” in the accompanying Notes to Consolidated Financial Statements for further discussions.

See accompanying notes to consolidated financial statements.

PBF LOGISTICS LP
CONSOLIDATED STATEMENTS OF PARTNERS’ EQUITY (a)
(in thousands)

	Net Investment	Common Units	Subordinated Units - PBF LCC	IDR	Noncontrolling Interest	Total
Balance at January 1, 2015	$17,712	$168,582	$(288,875)	$—	$—	$(102,581)
Net loss attributable to Development Assets	(4,597)	—	—	—	—	(4,597)
Net loss attributable to PNGPC	(1,517)	—	—	—	—	(1,517)
Sponsor contributions	12,849	—	—	—	—	12,849
Net income attributable to DCR Products Pipeline and Truck Rack	1,274	—	—	—	—	1,274
Allocation of DCR Products Pipeline and Truck Rack assets acquired to unitholders	(15,975)	15,975	—	—	—	—
Distribution from DCR Products Pipeline and Truck Rack	(1,012)	—	—	—	—	(1,012)
Distributions to PBF LLC related to the DCR Products Pipeline and Truck Rack Acquisition	—	(112,500)	—	—	—	(112,500)
Quarterly distributions to unitholders (including IDRs)	—	(26,740)	(22,876)	(535)	—	(50,151)
Net income attributable to the partners	—	39,191	34,657	—	—	73,848
Contributions from PBF LLC	—	3,256	—	—	—	3,256
Unit-based compensation expense	—	4,279	—	—	—	4,279
Other	—	(89)	—	—	—	(89)
Balance at December 31, 2015	$8,734	$91,954	$(277,094)	$(535)	$—	$(176,941)
Net loss attributable to Development Assets	(5,582)	—	—	—	—	(5,582)
Net loss attributable to PNGPC	(1,233)	—	—	—	—	(1,233)
Net loss attributable to TVPC	(5,017)	—	—	—	—	(5,017)
Sponsor contributions	366,306	—	—	—	—	366,306
Allocation of TVPC assets acquired to unitholders	(346,458)	174,650	(2,158)	—	173,966	—
Distributions to PBF LLC related to the TVPC Acquisition	—	(175,000)	—	—	—	(175,000)
Quarterly distributions to unitholders (including IDRs)	—	(38,088)	(27,006)	(3,348)	—	(68,442)
Net proceeds from public offering	—	138,378	—	—	—	138,378
Net income attributable to the partners	—	45,010	31,919	4,031	5,679	86,639
Contributions from PBF LLC	—	15	—	—	—	15
Unit-based compensation expense	—	4,360	—	—	—	4,360
Other	—	(4)	(1,744)	1,118	237	(393)
Balance at December 31, 2016	$16,750	$241,275	$(276,083)	$1,266	$179,882	$163,090

See accompanying notes to consolidated financial statements.

PBF LOGISTICS LP
CONSOLIDATED STATEMENTS OF PARTNERS’ EQUITY (Continued) (a)
(in thousands)

	Net Investment	Common Units	Subordinated Units - PBF LLC	IDR	Noncontrolling Interest	Total
Balance at January 1, 2017	$16,750	$241,275	$(276,083)	$1,266	$179,882	$163,090
Net loss attributable to Development Assets	(4,836)	—	—	—	—	(4,836)
Net loss attributable to PNGPC	(150)	—	—	—	—	(150)
Sponsor contributions	10,439	—	—	—	—	10,439
Allocation of PNGPC assets acquired to unitholders	(11,538)	11,592	(54)	—	—	—
Distributions to PBF LLC related to the PNGPC Acquisition	—	(11,600)	—	—	—	(11,600)
Quarterly distributions to unitholders (including IDRs)	—	(64,515)	(14,457)	(7,584)	—	(86,556)
Distributions to TVPC members	—	—	—	—	(21,544)	(21,544)
Net income attributable to the partners	—	77,219	14,163	9,055	14,565	115,002
Unit-based compensation expense	—	5,345	—	—	—	5,345
Contributions from PBF LLC	—	527	—	—	—	527
Subordinated units conversion to common units	—	(276,433)	276,433	—	—	—
Other	—	(954)	(2)	(1)	(1,000)	(1,957)
Balance at December 31, 2017	$10,665	$(17,544)	$—	$2,736	$171,903	$167,760

(a)
Retrospectively adjusted to include the historical balances related to the Development Assets. See Notes 1 “Description of the Business and Basis of Presentation” and 3 “Acquisitions” in the accompanying Notes to Consolidated Financial Statements for further discussion.

See accompanying notes to consolidated financial statements.

PBF LOGISTICS LP
CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(in thousands)

	Year Ended December 31,
	2017	2016	2015

Cash flows from operating activities:
Net income	$110,016	$74,807	$69,008
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,404	15,406	7,806
Amortization of loan fees and debt premium	1,488	1,678	1,315
Unit-based compensation expense	5,345	4,360	4,279
Changes in operating assets and liabilities:
Accounts receivable - affiliates	(3,954)	(12,439)	(12,319)
Accounts receivable	2,871	(4,294)	—
Prepaids and other current assets	(39)	3,152	(117)
Accounts payable - affiliates	721	3,513	215
Accounts payable and accrued liabilities	(2,086)	7,920	3,488
Deferred revenue	486	952	—
Other assets and liabilities	(1,070)	(1,002)	(19)
Net cash provided by operating activities	138,182	94,053	73,656

Cash flows from investing activities:
Plains Asset Purchase	—	(98,373)	—
Toledo Products Terminal Acquisition	(10,097)	—	—
Expenditures for property, plant and equipment	(80,161)	(25,573)	(10,005)
Purchases of marketable securities	(75,036)	(1,909,965)	(2,067,286)
Maturities of marketable securities	115,060	2,104,209	2,067,983
Net cash (used in) provided by investing activities	(50,234)	70,298	(9,308)

Cash flows from financing activities:
Proceeds from issuance of common units, net of underwriters’ discount and commissions	—	138,378	—
Distribution to PBF LLC related to Acquisitions from PBF	—	(175,000)	(112,500)
Distributions to unitholders	(85,430)	(67,534)	(49,524)
Distributions to TVPC members	(21,544)	—	—
Distribution to parent	—	—	(1,036)
Contribution from parent	10,439	15,184	12,849
Proceeds from issuance of senior notes	178,500	—	350,000
Repayment of term loan	(39,664)	(194,536)	(700)
Proceeds from revolving credit facility	20,000	194,700	24,500
Repayment of revolving credit facility	(179,500)	(30,000)	(275,100)
Repayment of Affiliate Note Payable	(11,600)	—	—
Deferred financing costs	(3,706)	—	(8,324)
Net cash used in financing activities	(132,505)	(118,808)	(59,835)

Net change in cash and cash equivalents	(44,557)	45,543	4,513
Cash and cash equivalents at beginning of year	64,221	18,678	14,165
Cash and cash equivalents at end of period	$19,664	$64,221	$18,678

Supplemental cash flow disclosures:
Non-cash activities:
Contribution of net assets from PBF LLC	$527	$15	$3,256
Accrued capital expenditures	1,423	1,540	—
Issuance of Affiliate Note Payable	11,600	—	—
Cash paid during year for:
Interest (including capitalized interest of $1,219, $118, and $0 in 2017, 2016 and 2015, respectively)	30,450	28,668	17,017

(a)
Retrospectively adjusted to include the historical balances related to the Development Assets. See Notes 1 “Description of the Business and Basis of Presentation” and 3 “Acquisitions” in the accompanying Notes to Consolidated Financial Statements for further discussion.

See accompanying notes to consolidated financial statements.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

1. DESCRIPTION OF THE BUSINESS AND BASIS OF PRESENTATION

PBF Logistics LP (“PBFX” or the “Partnership”) is a Delaware limited partnership formed in February 2013. PBF Logistics GP LLC (“PBF GP” or “our general partner”) serves as the general partner of PBFX. PBF GP is wholly-owned by PBF Energy Company LLC (“PBF LLC”). PBF Energy Inc. (“PBF Energy”) is the sole managing member of PBF LLC and, as of December 31, 2017, owned 96.7% of the total economic interest in PBF LLC. In addition, PBF LLC is the sole managing member of PBF Holding Company LLC (“PBF Holding”), a Delaware limited liability company and affiliate of PBFX. On May 14, 2014, PBFX completed its initial public offering (the “Offering”). As of December 31, 2017, PBF LLC held a 44.1% limited partner interest in PBFX and owns all of PBFX’s incentive distribution rights (“IDRs”), with the remaining 55.9% limited partner interest owned by public unit holders.

PBFX engages in the receiving, handling, storage and transferring of crude oil, refined products, natural gas and intermediates. The Partnership does not take ownership of or receive any payments based on the value of the crude oil, products, natural gas or intermediates that it handles and does not engage in the trading of any commodities. PBFX’s assets are integral to the operations of PBF Holding’s refineries.

Acquisitions

On February 28, 2017, the Partnership’s wholly-owned subsidiary, PBFX Operating Company LP (“PBFX Op Co”), acquired from PBF LLC all the issued and outstanding limited liability company interests of Paulsboro Natural Gas Pipeline Company LLC (“PNGPC”) for an aggregate purchase price of $11,600 (the “PNGPC Acquisition”). PNGPC owns and operates an existing interstate natural gas pipeline, which is subject to regulation by the Federal Energy Regulatory Commission (“FERC”), and in connection with the PNGPC Acquisition, the Partnership constructed a new pipeline to replace the existing pipeline, which commenced services in August 2017 (the “Paulsboro Natural Gas Pipeline”). The Paulsboro Natural Gas Pipeline services PBF Holding’s Paulsboro Refinery. This acquisition was accounted for as a transfer of assets between entities under common control under U.S. generally accepted accounting principles (“GAAP”). Refer to Note 3 “Acquisitions” of the Notes to Consolidated Financial Statements for further discussion regarding the PNGPC Acquisition.

Effective February 2017, PBFX Op Co assumed construction of a crude oil storage tank at PBF Holding’s Chalmette Refinery (the “Chalmette Storage Tank”), which was completed and became operational in November 2017. Additionally, PBFX Op Co and Chalmette Refining, L.L.C. (“Chalmette Refining”), a wholly-owned subsidiary of PBF Holding, entered into a twenty-year lease for the premises upon which the tank is located (the “Lease”) and the Project Management Agreement (as defined in Note 11 “Related Party Transactions” of the Notes to Consolidated Financial Statements) pursuant to which Chalmette Refining managed the construction of the tank, which expired upon the completion of the Chalmette Storage Tank.

On April 17, 2017, the Partnership’s wholly-owned subsidiary, PBF Logistics Products Terminals LLC (“PLPT”), acquired the Toledo, Ohio refined products terminal assets (the “Toledo Products Terminal”) from Sunoco Logistics Partners L.P. (the “Seller”) for an aggregate purchase price of $10,000, plus working capital (the “Toledo Products Terminal Acquisition”). The Toledo Products Terminal is directly connected to, and currently supplied by, PBF Holding’s Toledo Refinery. This acquisition was accounted for as a business combination under GAAP. Refer to Note 3 “Acquisitions” of the Notes to Consolidated Financial Statements for further discussion regarding the Toledo Products Terminal Acquisition.

On July 16, 2018, the Partnership entered into four contribution agreements with PBF LLC pursuant to which PBF Energy contributed to PBFX certain of its subsidiaries (the “Development Assets Contribution Agreements”). Pursuant to the Development Assets Contribution Agreements, the Partnership acquired from PBF LLC all of the issued and outstanding limited liability company interests of: Toledo Rail Logistics Company LLC (“TRLC”), whose assets consist of a loading and unloading rail facility located at PBF Holding’s Toledo Refinery (the “Toledo Rail Products Facility”); Chalmette Logistics Company LLC (“CLC”), whose assets consist of a truck loading

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

rack facility (the “Chalmette Truck Rack”) and a rail yard facility (the “Chalmette Rosin Yard”), both of which are located at PBF Holding’s Chalmette Refinery; Paulsboro Terminaling Company LLC (“PTC”), whose assets consist of a lube oil terminal facility located at PBF Holding’s Paulsboro Refinery (the “Paulsboro Lube Oil Terminal”); and DCR Storage and Loading Company LLC (“DSLC”), whose assets consist of an ethanol storage facility located at PBF Holding’s Delaware City Refinery (the “Delaware Ethanol Storage Facility” and collectively with the Toledo Rail Products Facility, the Chalmette Truck Rack, the Chalmette Rosin Yard, the Paulsboro Lube Oil Terminal, the “Development Assets”). The acquisition of the Development Assets closed on July 31, 2018 (the “Development Assets Acquisition”). This acquisition was accounted for as a transfer of assets between entities under common control under GAAP. Refer to Note 3 “Acquisitions” of the Notes to Consolidated Financial Statements for further discussion regarding the Development Assets Acquisition.

Subsequent to the Offering, the Acquisitions from PBF (as defined below), the purchase of the four refined product terminals located in and around Philadelphia (the “East Coast Terminals”) and the Toledo Products Terminal Acquisition, the Partnership continues to generate a substantial majority of its revenue from transactions with PBF Holding.

Principles of Combination and Consolidation and Basis of Presentation

In connection with the Offering, PBF LLC contributed the assets, liabilities and results of operations of certain crude oil terminaling assets to the Partnership. The assets were owned and operated by PBF Holding’s subsidiaries, Delaware City Refining Company LLC (“DCR”) and Toledo Refining Company LLC (“TRC”), and were contributed to PBF LLC in connection with the Offering. PBF Holding, together with its subsidiaries, owns and operates five oil refineries and related facilities in North America. PBF Energy, through its ownership in PBF LLC, controls all of the business affairs of PBFX and PBF Holding.

PBFX’s initial assets consisted of a double loop track with ancillary pumping and unloading equipment (the “DCR Rail Terminal”) and a crude truck unloading terminal consisting of lease automatic custody transfer (“LACT”) units (the “Toledo Truck Terminal”), which together with the DCR Rail Terminal, are referred to as the “IPO Assets.” Subsequent to the Offering, the Partnership acquired from PBF LLC a heavy crude oil rail unloading facility at the Delaware City Refinery (the “DCR West Rack”), a tank farm and related facilities, which included a propane storage and loading facility (the “Toledo Storage Facility”), an interstate petroleum products pipeline (the “DCR Products Pipeline”) and truck loading rack (the “DCR Truck Rack”), which are collectively referred to as the “DCR Products Pipeline and Truck Rack,” the San Joaquin Valley pipeline system, which consists of the M55, M1 and M70 crude pipeline systems including pipeline stations with storage capacity and truck unloading capacity (the “Torrance Valley Pipeline”), the Paulsboro Natural Gas Pipeline and the Development Assets.

The transactions entered into with PBF LLC after the Offering are collectively referred to as “Acquisitions from PBF.” Subsequent to the Acquisitions from PBF, the DCR Rail Terminal, Toledo Truck Terminal, DCR West Rack, Toledo Storage Facility, the DCR Products Pipeline and Truck Rack, the Torrance Valley Pipeline, the Paulsboro Natural Gas Pipeline and the Development Assets are collectively referred to as the “Contributed Assets.”

The financial statements presented in this Current Report on Form 8-K include the consolidated financial results of PBFX. The balance sheet as of December 31, 2017 and 2016, presents the combined financial position of PBFX and the Development Assets. PBFX recorded the DCR Products Pipeline and Truck Rack Acquisition (as defined in Note 3 “Acquisitions” of the Notes to Consolidated Financial Statements), the TVPC Acquisition (as defined in Note 3 “Acquisitions” of the Notes to Consolidated Financial Statements), the PNGPC Acquisition and the Development Assets Acquisition at PBF Energy’s historical book value, as the acquisitions were treated as a reorganization of entities under common control. The Partnership has retrospectively adjusted the financial information of PBFX contained herein to include the historical results of the Contributed Assets prior to the effective date of each transaction, with the exception of the Delaware Ethanol Storage Facility which is considered an asset purchase. The financial statements of the Contributed Assets have been prepared from the separate records maintained by subsidiaries of PBF Energy and may not necessarily be indicative of the conditions that would have

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

existed or the results of operations if they were operated as an unaffiliated company. Portions of certain expenses represent allocations made from corporate expenses applicable to PBF Energy as a whole. Refer to Note 3 “Acquisitions” of the Notes to Consolidated Financial Statements for further discussion.

2. SUMMARY OF ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Business Combinations

The Partnership uses the acquisition method of accounting for third-party acquisitions for the recognition of assets acquired and liabilities assumed in business combinations at their estimated fair values as of the date of acquisition. Any excess consideration transferred over the estimated fair values of the identifiable net assets acquired is recorded as goodwill. Significant judgment is required in estimating the fair value of assets acquired. As a result, in the case of significant acquisitions, the Partnership obtains the assistance of third-party valuation specialists in estimating fair values of tangible and intangible assets based on available historical information and on expectations and assumptions about the future, considering the perspective of marketplace participants. While the Partnership’s management believes those expectations and assumptions are reasonable, they are inherently uncertain. Unanticipated market or macroeconomic events and circumstances may occur, which could affect the accuracy or validity of the estimates and assumptions.

The Acquisitions from PBF were transfers between entities under common control. Accordingly, the Partnership records the assets that were acquired from PBF Energy on its consolidated balance sheet at PBF Energy’s historical carrying value rather than fair value.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, demand deposits, and short-term investments with original maturities of three months or less, but exclude debt or equity securities classified as marketable securities.

Marketable Securities

Debt or equity securities are classified into the following reporting categories: held-to-maturity, trading or available-for-sale securities. While PBFX does not routinely sell marketable securities prior to their scheduled maturity dates, some of PBFX’s investments may be held and restricted for the purpose of funding future capital expenditures and acquisitions. Such investments are classified as available-for-sale marketable securities as they may occasionally be sold prior to their scheduled maturity dates due to the unexpected timing of cash needs. The carrying value of these marketable securities approximates fair value and is measured using Level 1 inputs (as defined below). The terms of the marketable securities range from one to three months and are classified on the balance sheet as current assets. The gross unrecognized holding gains and losses as of December 31, 2016 were immaterial. During the year-ended December 31, 2017, PBFX liquidated its remaining marketable securities.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. PBFX capitalizes costs associated with the preliminary, pre-acquisition and development/construction stages of a major construction project. PBFX capitalizes the interest cost associated with major construction projects based on the effective interest rate of its total borrowings.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

Maintenance and repairs are charged to operating expenses as they are incurred. Improvements and betterments, which extend the lives of the assets, are capitalized.

PBFX’s depreciable property, plant and equipment are comprised of storage, pipelines, terminals and equipment which are depreciated using the straight-line method over estimated useful lives of 5-25 years.

Long-Lived Assets

PBFX reviews property, plant and equipment and other long-lived assets for impairment whenever events or changes in business circumstances indicate the net book values of the assets may not be recoverable. Impairment is evaluated by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from use of the assets and their ultimate disposition. If such analysis indicates that the carrying value of the long-lived assets is not considered to be recoverable, the carrying value is reduced to the fair value. Impairment assessments inherently involve judgment as to assumptions about expected future cash flows and the impact of market conditions on those assumptions. Although management would utilize assumptions that it believes are reasonable, future events and changing market conditions may impact management’s assumptions, which could produce different results.

Asset Retirement Obligations

PBFX records an asset retirement obligation at fair value for the estimated cost to retire a tangible long-lived asset at the time PBFX incurs that liability, which is generally when the asset is purchased, constructed, or leased. PBFX records the liability when it has a legal or contractual obligation to incur costs to retire the asset and when a reasonable estimate of the fair value of the liability can be made. If a reasonable estimate cannot be made at the time the liability is incurred, PBFX will record the liability when sufficient information is available to estimate the liability’s fair value. Certain of PBFX’s asset retirement obligations are based on its legal obligation to perform remedial activity when it permanently ceases operations of the long-lived assets. PBFX therefore considers the settlement date of these obligations to be indeterminable. Accordingly, PBFX cannot calculate an associated asset retirement liability for these obligations at this time. PBFX will measure and recognize the fair value of these asset retirement obligations when the settlement date is determinable.

Product Imbalances

The Partnership incurs product imbalances as a result of tank storage volume fluctuations at certain of its terminals. Fluctuations are due to differences in the measurements of actual product stored as compared to total consigned volumes per the customer. The Partnership uses a year-to-date weighted average market price to value our assets and liabilities related to product imbalances. Product imbalance liabilities are included in “Accounts payable and accrued liabilities” and product imbalance assets are included in “Prepaids and other current assets” in the consolidated balance sheets. As of and for the period ended December 31, 2017 and 2016, the imbalance amounts were immaterial.

Environmental Matters

Liabilities for future remediation costs are recorded when environmental assessments and/or remedial efforts are probable and the costs can be reasonably estimated. Other than for assessments, the timing and magnitude of these accruals generally are based on the completion of investigations or other studies or a commitment to a formal plan of action. Environmental liabilities are based on best estimates of probable future costs using currently available technology and the impact that current regulations may have on our remediation plans. The measurement of environmental remediation liabilities may be discounted to reflect the time value of money if the aggregate amount and timing of cash payments of the liabilities are fixed or reliably determinable. The actual settlement of PBFX’s liability for environmental matters could materially differ from its estimates due to a number of uncertainties such

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

as the extent of contamination, changes in environmental laws and regulations, potential improvements in remediation technologies and the participation of other responsible parties.

Revenue Recognition

PBFX recognizes revenue by charging fees for crude oil and refined products terminaling, storing and pipeline services based on the greater of contractual minimum volume commitments (“MVCs”), as applicable, or the delivery of actual volumes transferred based on contractual rates applied to throughput volumes. Prior to the Offering and effective date of the Acquisitions from PBF, the majority of PBFX’s assets were part of the integrated operations of PBF Energy. With the exception of the DCR Products Pipeline, the operation of these assets did not generate third-party or inter-entity revenue. PBF Energy, with the exception of the revenue generated by the DCR Products Pipeline prior to August 2013, generally recognized only the costs and did not record revenue associated with the receiving, handling, storing and transferring services provided on an intercompany basis. Following the closing of the Offering and Acquisitions from PBF, PBFX’s revenues were generated by commercial agreements with subsidiaries of PBF Energy. In addition, subsequent to the Plains Asset Purchase (as defined in Note 3 “Acquisitions” of the Notes to Consolidated Financial Statements), PBFX has begun to generate third-party revenue related to the East Coast Terminals. Revenues at the East Coast Terminals are recognized as products are shipped through or stored at our terminals. Billings to customers for throughput services at the East Coast Terminals are billed monthly for actual totals shipped through our terminals. A portion of our fee-based agreements provide for fixed demand charges, which are recognized as revenue pursuant to the contract terms. Billings to customers for tank lease obligations at the East Coast Terminals occur in the prior month and are recorded as deferred revenue which is recognized in the period in which the customer receives such storage services.

Unit-Based Compensation

PBF GP provides unit-based compensation to certain officers, non-employee directors and seconded employees of our general partner or its affiliates, consisting of phantom units. The fair value of PBFX’s phantom units are measured based on the fair market value of the underlying common units on the date of the grant based on the common unit closing price on the grant date. The estimated fair value of PBFX’s phantom units is amortized over the vesting period using the straight-line method. Awards typically vest over a four year service period, subject to acceleration if certain conditions are met. The phantom unit awards may be settled in common units, cash or a combination of both. Expenses related to unit-based compensation are included in general and administrative expenses.

Net Income Per Unit

In addition to the common and subordinated units (prior to the June 1, 2017 conversion into common units), PBFX has identified the general partner interest and IDRs as participating securities and uses the two-class method when calculating the net income per unit applicable to limited partners. Net income per unit applicable to limited partners (including common and subordinated unitholders, prior to the conversion to common unit) is computed by dividing limited partners’ interest in net income, after deducting any incentive distributions, by the weighted-average number of outstanding common and subordinated units (prior to the conversion to common units).

Net income (loss) attributable to the Acquisitions from PBF prior to each Effective Date was allocated entirely to PBF GP as if only PBF GP had rights to that net income (loss), therefore there is no retrospective adjustment to previously reported net income per unit.

Fair Value of Financial Instruments

The estimated fair value of cash, accounts receivable, certain other current assets, accounts payable, certain accrued expenses and other current liabilities approximates their carrying value reflected in the Consolidated Financial Statements because of the short-term maturity of the instruments.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

Fair Value Measurement

A fair value hierarchy (Level 1, Level 2, or Level 3) is used to categorize fair value amounts based on the quality of inputs used to measure fair value. Accordingly, fair values derived from Level 1 inputs utilize quoted prices in active markets for identical assets or liabilities. Fair values derived from Level 2 inputs are based on quoted prices for similar assets and liabilities in active markets, and inputs other than quoted prices that are either directly or indirectly observable for the asset or liability. Level 3 inputs are unobservable inputs for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability.

PBFX uses appropriate valuation techniques based on the available inputs to measure the fair values of its applicable assets and liabilities. When available, PBFX measures fair value using Level 1 inputs because they generally provide the most reliable evidence of fair value. In some valuations, the inputs may fall into different levels in the hierarchy. In these cases, the asset or liability level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurements.

Income Taxes

PBFX is not a taxable entity for federal income tax purposes or the income taxes of those states that follow the federal income tax treatment of partnerships. Instead, for purposes of these income taxes, each partner of the Partnership is required to take into account his, her or its share of items of income, gain, loss and deduction in computing his, her or its federal and state income tax liabilities, regardless of whether cash distributions are made to such partner by the Partnership. The taxable income reportable to each partner takes into account differences between the tax basis and fair market value of PBFX’s assets, the acquisition price of such partner’s units and the taxable income allocation requirements under the Second Amended and Restated Agreement of Limited Partnership of the Partnership (“partnership agreement”). We are unable to readily determine the net difference in the bases of our assets and liabilities for financial and tax reporting purposes because individual unitholders have different investment bases depending upon the timing and price of acquisition of their partnership units.

As PBFX is a limited partnership treated as a “flow-through” entity for income tax purposes, there is no benefit or provision for U.S. federal or state income tax in the accompanying financial statements.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” requiring revenue to be recognized when promised goods or services are transferred to customers in an amount that reflects the expected consideration for these goods or services. This new guidance supersedes the revenue recognition requirements in FASB Accounting Standards Codification Topic 605, “Revenue Recognition,” and most industry-specific guidance. The Partnership has completed its evaluation of the provisions of this standard and concluded that the Partnership’s adoption will not materially change the amount or timing of revenues recognized by the Partnership, nor will it materially affect the Partnership’s financial position. The Partnership has adopted this new standard effective January 1, 2018, using the modified retrospective application, whereby a cumulative effect adjustment will be recognized upon adoption, if applicable, and the guidance will be applied prospectively. The Partnership does not, however, expect to make such an adjustment to partners’ capital as the Partnership has determined any such adjustment to not be material. The Partnership is currently developing its revenue disclosures and enhancing its accounting systems to enable the preparation of such disclosures. Certain of the Partnership’s commercial agreements are considered operating leases under GAAP. The scope of Topic 606 does not extend to revenues generated by lease arrangements; therefore, lease revenues generated by the Partnership will continue to be accounted for under existing lease accounting standards and will be reflected in a separate revenue line item on the Partnership’s statements of income.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”), to increase the transparency and comparability about leases among entities. Additional ASUs have been issued subsequent to ASU 2016-02 to provide additional clarification and implementation guidance for leases related to ASU 2016-02 including ASU 2018-01, “Leases (Topic 842): Land Easement Practical Expedient for Transition to Topic 842 (“ASU 2018-01”) (collectively, the Partnership refers to ASU 2016-02 and these additional ASUs as the “Updated Lease Guidance”). The Updated Lease Guidance requires lessees to recognize a lease liability and a corresponding lease asset for virtually all lease contracts. It also requires additional disclosures about leasing arrangements. ASU 2016-02 is effective for interim and annual periods beginning after December 15, 2018, and requires a modified retrospective approach to adoption. ASU 2018-01 provides a practical expedient whereby land easements (also known as “rights of way”) that are not accounted for as leases under existing GAAP would not need to be evaluated under ASU 2016-02; however the Updated Lease Guidance would apply prospectively to all new or modified land easements after the effective date of ASU 2016-02. In January 2018, the FASB issued a proposed ASU that would provide an additional transition method for the Updated Lease Guidance for lessees and a practical expedient for lessors. As proposed, this additional transition method would allow lessees to initially apply the requirements of ASU 2016-02 by recognizing a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The proposed practical expedient would allow lessors to not separate non-lease components from the related lease components in certain situations. Assuming the proposed ASU is approved after the comment period, the proposed ASU would have the same effective date as ASU 2016-02. While early adoption is permitted, the Partnership will not early adopt the Updated Lease Guidance. The Partnership has established a working group to study and lead implementation of the Updated Lease Guidance. This working group has been meeting on a regular basis and has instituted a preliminary task plan designed to meet the implementation deadline for ASU 2016-02. The Partnership has evaluated and purchased a lease software system and has begun implementation of the selected system. The working group continues to evaluate the impact of the Updated Lease Guidance on the Partnership’s consolidated financial statements and related disclosures. At this time, the Partnership has identified that the most significant impacts of the Updated Lease Guidance will be to bring nearly all leases onto its balance sheet with “right of use assets” and “lease obligation liabilities” as well as accelerating the interest expense component of financing leases. While the assessment of the impacts arising from this standard is progressing, the Partnership has not fully determined the impacts on its business processes, controls or financial statement disclosures at this time.

In January 2017, the FASB issued ASU No. 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business” (“ASU 2017-01”), which provides guidance to assist entities with evaluating when a set of transferred assets and activities is a business. Under ASU 2017-01, it is expected that the definition of a business will be narrowed and more consistently applied. ASU 2017-01 is effective for annual periods beginning after December 15, 2017, including interim periods within those periods. The amendments in ASU 2017-01 should be applied prospectively on or after the effective date. Early adoption is permitted, and the Partnership adopted the new standard in its consolidated financial statements and related disclosures effective January 1, 2017.

In May 2017, the FASB issued ASU No. 2017-09, “Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting” (“ASU 2017-09”), which provides guidance to provide clarity and reduce both diversity in practice and cost and complexity when applying the guidance in Topic 718, Compensation—Stock Compensation, to a change to the terms or conditions of a share-based payment award. The amendments in ASU 2017-09 require an entity to account for the effects of a modification unless all the following are met: (i) the fair value of the modified award is the same as the fair value of the original award immediately before the original award is modified. If the modification does not affect any of the inputs to the valuation technique that the entity uses to value the award, the entity is not required to estimate the value immediately before and after the modification; (ii) the vesting conditions of the modified award are the same as the vesting conditions of the original award immediately before the original award is modified; and (iii) the classification of the modified award as an equity instrument or a liability instrument is the same as the classification of the original award immediately before the original award is modified. The guidance in ASU 2017-09 should be applied prospectively. The amendments in this ASU are effective for annual periods beginning after December 15, 2017, including interim periods within

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

those annual periods. The Partnership will apply the guidance prospectively for any modifications to its stock compensation plans occurring after the effective date of the new standard.

3. ACQUISITIONS

Third-Party Acquisitions

Toledo Products Terminal Acquisition

On April 17, 2017, the Partnership’s wholly-owned subsidiary, PLPT, completed the acquisition of the Toledo, Ohio refined products terminal assets from Sunoco Logistics Partners L.P. The Toledo Products Terminal is directly connected to, and currently supplied by, PBF Holding’s Toledo Refinery.

The aggregate purchase price for the Toledo Products Terminal Acquisition was $10,000, plus working capital. The consideration was funded in full with cash on hand.

PBFX accounted for the Toledo Products Terminal Acquisition as a business combination under GAAP whereby the Partnership recognizes assets acquired and liabilities assumed at their estimated fair values as of the date of acquisition. The entire purchase consideration of $10,000 was allocated to Property, plant and equipment.

Plains Asset Purchase

On April 29, 2016, the Partnership’s wholly-owned subsidiary, PLPT, completed the acquisition of the East Coast Terminals (the “Plains Asset Purchase”). The East Coast Terminals, located in and around Philadelphia, Pennsylvania, include product tanks, pipeline connections to the Colonial Pipeline Company, Buckeye Partners, L.P., Sunoco Logistics Partners L.P. and other proprietary pipeline systems, truck loading lanes and marine facilities capable of handling barges and ships.

The aggregate purchase price for the Plains Asset Purchase was $100,000, less working capital adjustments. The consideration was funded by the Partnership with $98,336 in proceeds from the sale of marketable securities. The Partnership borrowed an additional $98,500 under its five-year, $360,000 senior secured revolving credit facility (the “Revolving Credit Facility”), which was used to repay $98,336 of its three-year, $300,000 term loan facility (the “Term Loan”) in order to release $98,336 in marketable securities that had collateralized the Term Loan. Subsequent to the closing of the Plains Asset Purchase, the Partnership recorded an adjustment to the preliminary estimate for working capital of $37 as an increase to Prepaids and other current assets. The final purchase price and fair value allocation were completed as of December 31, 2016.

PBFX accounted for the Plains Asset Purchase as a business combination under U.S. GAAP whereby the Partnership recognizes assets acquired and liabilities assumed in an acquisition at their estimated fair values as of the date of acquisition.

The total purchase consideration and the fair values of the assets and liabilities at the acquisition date were as follows:

Purchase Price
Gross purchase price	$100,000
Working capital adjustments	(1,627)
Total consideration	$98,373

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

The following table summarizes the final amounts recognized for assets acquired and liabilities assumed as of the acquisition date:

Fair Value Allocation
Prepaids and other current assets	$4,221
Property, plant and equipment	99,342
Accounts payable and accrued expenses	(3,174)
Other long-term liabilities	(2,016)
Fair value of net assets acquired	$98,373

The results of operations of the East Coast Terminals are included in the Partnership’s Consolidated Financial Statements for the full year ended December 31, 2017. The Partnership’s Consolidated Financial Statements for the year-ended December 31, 2016 include the results of operations of the East Coast Terminals since April 29, 2016 during which period the East Coast Terminals contributed affiliate revenue of $3,303, third-party revenue of $11,871 and net income of $5,133. On an unaudited pro forma basis, the revenues and net income of PBFX assuming the acquisition had occurred on January 1, 2015, are shown below. The unaudited pro forma information does not purport to present what PBFX’s actual results would have been had the Plains Asset Purchase occurred on January 1, 2015, nor is the financial information indicative of the results of future operations. The unaudited pro forma financial information includes the depreciation and amortization expense related to the acquisition and interest expense associated with the Plains Asset Purchase financing.

	Year Ended December 31, 2016	Year Ended December 31, 2015
(Unaudited)
Pro forma revenues	$195,800	$160,068
Pro forma net income attributable to the partners:	86,059	68,819
Pro forma net income per limited partner unit:
Common units - basic	$2.11	$1.84
Common units - diluted	2.11	1.84
Subordinated units - basic and diluted	2.11	1.84

Acquisitions from PBF

The following Acquisitions from PBF are transactions between affiliate companies. As a result, these acquisitions were accounted for as a transfer of assets between entities under common control under GAAP. The assets and liabilities of the Acquisitions from PBF were transferred at their historical carrying value.

Development Assets Acquisition

On July 31, 2018, the Partnership closed the Development Assets Acquisition. Pursuant to the Development Assets Contribution Agreements, the Partnership acquired from PBF LLC all of the issued and outstanding limited liability company interests of TRLC, whose assets consist of the Toledo Rail Products Facility, CLC, whose assets consist of the Chalmette Truck Rack and the Chalmette Rosin Yard, PTC, whose assets consist of the Paulsboro Lube Oil Terminal, and DSLC, whose assets consist of the Delaware Ethanol Storage Facility. In connection with the Development Asset Acquisition, the Partnership entered into various commercial agreements with PBF Holding and assumed a commercial agreement with a third-party. The Development Assets Acquisition closed on July 31, 2018 for total consideration of $31,586, consisting of 1,494,134 common units issued to PBF LLC.

As the Development Assets Acquisition was considered a transfer of assets between entities under common control, TRLC’s, CLC’s, PTC’s and DSLC’s assets and liabilities were transferred at their historical carrying value. The financial information contained herein of PBFX has been retrospectively adjusted to include the historical

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

results of the Development Assets, with the exception of the Delaware Ethanol Storage Facility which is considered an asset purchase, as if they were owned by the Partnership for all periods presented. Net loss attributable to the Development Assets Acquisition prior to the effective date was allocated entirely to PBF GP as if only PBF GP had rights to that net loss; therefore, there is no retrospective adjustment to net income per unit.

The following tables present the Partnership’s statement of financial position and results of operations giving retrospective effect to the Development Assets Acquisition as of and for the periods presented.

	December 31, 2017
	PBF Logistics	Development Assets	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$19,664	$—	$19,664
Accounts receivable - affiliates	40,817	—	40,817
Accounts receivable	1,423	—	1,423
Prepaids and other current assets	1,793	—	1,793
Total current assets	63,697	—	63,697
Property, plant and equipment, net	673,823	10,665	684,488
Other non-current assets	30	—	30
Total assets	$737,550	$10,665	$748,215

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable - affiliates	$8,352	$—	$8,352
Accounts payable and accrued liabilities	19,794	—	19,794
Deferred revenue	1,438	—	1,438
Total current liabilities	29,584	—	29,584
Long-term debt	548,793	—	548,793
Other long-term liabilities	2,078	—	2,078
Total liabilities	580,455	—	580,455

Commitments and contingencies (Note 10)

Equity:
Net investment - Predecessor	—	10,665	10,665
Common unitholders	(17,544)	—	(17,544)
IDR holder - PBF LLC	2,736	—	2,736
Total PBF Logistics LP equity	(14,808)	10,665	(4,143)
Noncontrolling interest	171,903	—	171,903
Total equity	157,095	10,665	167,760
Total liabilities and equity	$737,550	$10,665	$748,215

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

	December 31, 2016
	PBF Logistics	Development Assets	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$64,221	$—	$64,221
Marketable securities - current	40,024	—	40,024
Accounts receivable - affiliates	37,863	—	37,863
Accounts receivable	4,294	—	4,294
Prepaids and other current assets	1,657	—	1,657
Total current assets	148,059	—	148,059
Property, plant and equipment, net	608,802	10,519	619,321
Other non-current assets	—	—	—
Total assets	$756,861	$10,519	$767,380

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable - affiliates	$7,631	$—	$7,631
Accounts payable and accrued liabilities	20,871	—	20,871
Current portion of long-term debt	39,664	—	39,664
Deferred revenue	952	—	952
Total current liabilities	69,118	—	69,118
Long-term debt	532,011	—	532,011
Other long-term liabilities	3,161	—	3,161
Total liabilities	604,290	—	604,290

Commitments and contingencies (Note 10)

Equity:
Net investment - Predecessor	6,231	10,519	16,750
Common unitholders	241,275	—	241,275
Subordinated unitholder - PBF LLC	(276,083)	—	(276,083)
IDR holder - PBF LLC	1,266	—	1,266
Total PBF Logistics LP equity	(27,311)	10,519	(16,792)
Noncontrolling interest	179,882	—	179,882
Total equity	152,571	10,519	163,090
Total liabilities and equity	$756,861	$10,519	$767,380

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

	Year Ended December 31, 2017
	PBF Logistics	Development Assets	Consolidated Results

Revenue:
Affiliate	$240,654	$—	$240,654
Third-party	14,159	2,775	16,934
Total revenue	254,813	2,775	257,588

Costs and expenses:
Operating and maintenance expenses	66,483	7,038	73,521
General and administrative expenses	16,284	—	16,284
Depreciation and amortization	23,831	573	24,404
Total costs and expenses	106,598	7,611	114,209

Income (loss) from operations	148,215	(4,836)	143,379

Other expense:
Interest expense, net	(31,875)	—	(31,875)
Amortization of loan fees and debt premium	(1,488)	—	(1,488)
Net income (loss)	114,852	(4,836)	110,016
Less: Net loss attributable to Predecessor	(150)	(4,836)	(4,986)
Less: Net income attributable to noncontrolling interest	14,565	—	14,565
Net income attributable to the partners	100,437	—	100,437
Less: Net income attributable to the IDR holder	9,055	—	9,055
Net income attributable to PBF Logistics LP unitholders	$91,382	$—	$91,382

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

	Year Ended December 31, 2016
	PBF Logistics	Development Assets	Consolidated Results

Revenue:
Affiliate	$175,448	$—	$175,448
Third-party	11,887	1,671	13,558
Total revenue	187,335	1,671	189,006

Costs and expenses:
Operating and maintenance expenses	44,563	6,830	51,393
General and administrative expenses	16,967	—	16,967
Depreciation and amortization	14,983	423	15,406
Total costs and expenses	76,513	7,253	83,766

Income (loss) from operations	110,822	(5,582)	105,240

Other expense:
Interest expense, net	(28,755)	—	(28,755)
Amortization of loan fees	(1,678)	—	(1,678)
Net income (loss)	80,389	(5,582)	74,807
Less: Net loss attributable to Predecessor	(6,250)	(5,582)	(11,832)
Less: Net income attributable to noncontrolling interest	5,679	—	5,679
Net income attributable to the partners	80,960	—	80,960
Less: Net income attributable to the IDR holder	4,031	—	4,031
Net income attributable to PBF Logistics LP unitholders	$76,929	$—	$76,929

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

	Year Ended December 31, 2015
	PBF Logistics	Development Assets	Consolidated Results

Revenue:
Affiliate	$142,102	$—	$142,102
Third-party	—	594	594
Total revenue	142,102	594	142,696

Costs and expenses:
Operating and maintenance expenses	25,661	5,069	30,730
General and administrative expenses	13,898	—	13,898
Depreciation and amortization	7,684	122	7,806
Total costs and expenses	47,243	5,191	52,434

Income (loss) from operations	94,859	(4,597)	90,262

Other expense:
Interest expense, net	(19,939)	—	(19,939)
Amortization of loan fees	(1,315)	—	(1,315)
Net income (loss)	73,605	(4,597)	69,008
Less: Net loss attributable to Predecessor	(243)	(4,597)	(4,840)
Less: Net income attributable to noncontrolling interest	—	—	—
Net income attributable to the partners	73,848	—	73,848
Less: Net income attributable to the IDR holder	—	—	—
Net income attributable to PBF Logistics LP unitholders	$73,848	$—	$73,848

PNGPC Acquisition

On February 28, 2017, the Partnership closed the PNGPC Acquisition, which had been contemplated by a contribution agreement dated as of February 15, 2017 between the Partnership and PBF LLC (the “PNGPC Contribution Agreement”). Pursuant to the PNGPC Contribution Agreement, the Partnership, through its wholly-owned subsidiary, PBFX Op Co, acquired from PBF LLC all of the issued and outstanding limited liability company interests of PNGPC, which owns and operates an existing interstate natural gas pipeline that serves PBF Holding’s Paulsboro Refinery and is subject to regulation by the FERC. In connection with the PNGPC Acquisition, the Partnership constructed the Paulsboro Natural Gas Pipeline to replace the existing pipeline, which commenced services in August 2017.

In consideration for the PNGPC limited liability company interests, the Partnership delivered to PBF LLC (i) an $11,600 intercompany promissory note in favor of Paulsboro Refining Company LLC (“PRC”), a wholly-owned subsidiary of PBF Holding (the “Affiliate Note Payable”), (ii) an expansion rights and right of first refusal agreement in favor of PBF LLC with respect to the Paulsboro Natural Gas Pipeline and (iii) an assignment and assumption agreement with respect to certain outstanding litigation involving PNGPC and the existing pipeline.

TVPC Acquisition

On August 31, 2016, the Partnership entered into a contribution agreement with PBF LLC (the “Contribution Agreement V”). Pursuant to Contribution Agreement V, the Partnership, through its wholly-owned subsidiary,

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

PBFX Op Co, acquired from PBF LLC 50% of the issued and outstanding limited liability company interests of TVPC, whose assets consist of the Torrance Valley Pipeline, which supports PBF Holding’s Torrance Refinery (the “TVPC Acquisition”). The Torrance Valley Pipeline consists of the M55, M1 and M70 pipeline systems, including pipeline stations with storage capacity and truck unloading capability.

Total consideration paid to PBF LLC was $175,000. The consideration was funded by the Partnership with $20,000 of cash on hand, $76,200 in proceeds from the sale of marketable securities and $78,800 in net proceeds from the August 2016 Equity Offering (as defined in Note 7 “Equity” of the Notes to Consolidated Financial Statements). The Partnership borrowed an additional $76,200 under its Revolving Credit Facility, which was used to repay $76,200 of its Term Loan in order to release $76,200 in marketable securities that had collateralized the Term Loan. Subsequent to the closing of the TVPC Acquisition, PBF LLC recorded adjustments to the preliminary estimate for the working capital acquired as part of the acquisition of the Torrance refinery and related logistics assets, of which $1,000 related to TVPC as a decrease to Other long-term liabilities. The final PBF LLC purchase price and fair value allocation was completed as of June 30, 2017.

The following table summarizes the final amounts recognized for assets acquired and liabilities assumed as of the acquisition date:

Fair Value Allocation
Property, plant and equipment	$350,475
Other long-term liabilities	(475)
Fair value of net assets acquired	$350,000

The results of operations of TVPC are included in the Partnership’s Consolidated Financial Statements for the full year ended December 31, 2017. The Partnership’s Consolidated Financial Statements for the year-ended December 31, 2016 include the results of operations of TVPC since July 1, 2016, including the historical results prior to its acquisition on August 31, 2016, during which period TVPC contributed affiliate revenue of $24,717 and net income of $6,341. On an unaudited pro forma basis, the revenues and net income of PBFX assuming the acquisition had occurred on January 1, 2015, are shown below. The unaudited pro forma information does not purport to present what PBFX’s actual results would have been had the TVPC Acquisition occurred on January 1, 2015, nor is the financial information indicative of the results of future operations. The unaudited pro forma financial information includes the depreciation and amortization expense related to the acquisition and interest expense associated with the TVPC Acquisition financing.

	Year Ended December 31, 2016	Year Ended December 31, 2015
(Unaudited)
Pro forma revenues	$236,723	$214,272
Pro forma net income attributable to the partners:	90,967	92,280
Pro forma net income per limited partner unit:
Common units - basic	$2.18	$2.38
Common units - diluted	2.18	2.38
Subordinated units - basic and diluted	2.18	2.38

DCR Products Pipeline and Truck Rack Acquisition

On May 5, 2015, the Partnership entered into a contribution agreement between the Partnership and PBF LLC (the “Contribution Agreement IV”). Pursuant to the terms of the Contribution Agreement IV, PBF LLC contributed to the Partnership all of the issued and outstanding limited liability company interests of Delaware Pipeline Company LLC (“DPC”) and Delaware City Logistics Company LLC (“DCLC”), whose assets consist of a products pipeline, truck rack and related facilities located at PBF Energy’s Delaware City Refinery for total consideration payable to PBF LLC of $143,000, consisting of $112,500 of cash and $30,500 of Partnership common

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

units, or 1,288,420 common units (the “DCR Products Pipeline and Truck Rack Acquisition”). The cash consideration was funded by the Partnership with $88,000 in proceeds from the initial 2023 Notes (as defined in Note 5 “Debt” of the Notes to Consolidated Financial Statements), sale of approximately $700 in marketable securities and $23,800 in borrowings under the Partnership’s Revolving Credit Facility. The DCR Products Pipeline and Truck Rack Acquisition closed on May 15, 2015. The Partnership borrowed an additional $700 under its Revolving Credit Facility to repay $700 of its outstanding Term Loan in order to release the $700 in marketable securities that had collateralized PBFX’s Term Loan.

As the Acquisitions from PBF were considered transfers of businesses between entities under common control, the PNGPC assets and liabilities were transferred at their historical carrying value, whose net value was $11,538 as of February 28, 2017. The TVPC assets and liabilities were transferred at their historical carrying value of $344,989 as of August 31, 2016, of which 50% was allocated to noncontrolling interest in equity (“NCI”). The DCR Products Pipeline and Truck Rack assets and liabilities were transferred at their historical carrying value of $15,975 on May 15, 2015. The historical financial statements have been retrospectively adjusted to reflect the financial position, results of operations and cash flows of PNGPC, TVPC and the DCR Products Pipeline and Truck Rack. Net income (loss) attributable to PNGPC, TVPC and the DCR Products Pipeline and Truck Rack prior to their respective effective dates were allocated entirely to PBF GP as if only PBF GP had rights to that net income (loss), therefore there is no retrospective adjustment to net income per unit.

PBFX’s Consolidated Financial Statements include TVPC, a variable interest entity with the interest in TVPC not owned by PBFX reflected as a reduction to net income and equity as a noncontrolling interest. In accordance with the Amended and Restated Limited Liability Company Agreement of TVPC (the “TVPC LLC Agreement”), PBFX Op Co serves as TVPC’s managing member. PBFX, through its ownership of PBFX Op Co, has the sole ability to direct the activities of TVPC that most significantly impact its economic performance. PBFX is also considered to be the primary beneficiary for accounting purposes, and as a result, fully consolidates TVPC. TVPC provides transportation and storage services to PBF Holding, primarily under fee-based contracts.

Acquisition Expenses

PBFX incurred acquisition related costs of $533 for the year ended December 31, 2017, consisting primarily of consulting and legal expenses related to the PNGPC Acquisition, the Toledo Products Terminal Acquisition and other pending and non-consummated acquisitions. Acquisition related costs were $3,522 for the year ended December 31, 2016, consisting primarily of consulting and legal expenses related to the Plains Asset Purchase, the TVPC Acquisition and other pending and non-consummated acquisitions. Acquisition related costs were $830 for the year ended December 31, 2015, primarily related to the DCR Products Pipeline and Truck Rack acquisition. These costs are included in the consolidated income statement in general and administrative expenses.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

4. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net consisted of the following:

	December 31, 2017	December 31, 2016

Land	$99,707	$99,497
Terminals and equipment	211,797	174,952
Pipelines	333,609	288,867
Storage facilities	90,373	63,114
Construction in progress	4,810	27,258
	740,296	653,688
Accumulated depreciation	(55,808)	(34,367)
Property, plant and equipment, net	$684,488	$619,321

Capitalized interest in connection with construction during 2017 and 2016 was $1,219 and $118, respectively.

5. DEBT

On May 14, 2014, in connection with the closing of the Offering, the Partnership entered into the Revolving Credit Facility and the Term Loan, each with Wells Fargo Bank, National Association, as administrative agent, and a syndicate of lenders. The Revolving Credit Facility was increased from $275,000 to $325,000 in December 2014 and from $325,000 to $360,000 in May 2016.

The Revolving Credit Facility is available to fund working capital, acquisitions, distributions and capital expenditures and for other general partnership purposes. The Partnership can increase the maximum amount of the Revolving Credit Facility by an aggregate amount of up to $240,000, to a total facility size of $600,000, subject to receiving increased commitments from lenders or other financial institutions and satisfaction of certain conditions. The Revolving Credit Facility includes a $25,000 sublimit for standby letters of credit and a $25,000 sublimit for swingline loans. Obligations under the Revolving Credit Facility and certain cash management and hedging obligations designated by the Partnership are guaranteed by its restricted subsidiaries, and are secured by a first priority lien on all the Partnership’s assets and those of the Partnership’s restricted subsidiaries (other than excluded assets and a guaranty of collection from PBF LLC). The maturity date of the Revolving Credit Facility may be extended for one year on up to two occasions, subject to certain customary terms and conditions. Borrowings under the Revolving Credit Facility bear interest at either a Base Rate (as defined in the Revolving Credit Facility) plus an applicable margin ranging from 0.75% to 1.75%, or at LIBOR plus an applicable margin ranging from 1.75% to 2.75%. The applicable margin will vary based upon the Partnership’s Consolidated Total Leverage Ratio, as defined in the Revolving Credit Facility.

The Term Loan was used to fund a distribution to PBF LLC and was guaranteed by a guaranty of collection from PBF LLC and secured at all times by cash or U.S. Treasury securities in an amount equal to or greater than the outstanding principal amount. Borrowings under the Term Loan bore interest either at the Base Rate (as defined in the Term Loan), or at LIBOR plus an applicable margin equal to 0.25%. During March 2017, PBFX repaid in full the remaining outstanding balance of the Term Loan.

The Revolving Credit Facility contains affirmative and negative covenants customary for revolving credit facilities of this nature which, among other things, limit or restrict the Partnership’s ability and the ability of its restricted subsidiaries to incur or guarantee debt, incur liens, make investments, make restricted payments, amend material contracts, engage in certain business activities, engage in mergers, consolidations and other organizational changes, sell, transfer or otherwise dispose of assets, enter into burdensome agreements or enter into transactions with affiliates on terms which are not arm’s length.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

Additionally, under the terms of the Revolving Credit Facility, the Partnership is required to maintain the following financial ratios, each tested on a quarterly basis for the immediately preceding four quarter period then ended (or such shorter period as shall apply, the “Measurement Period”): (a) until such time as the Partnership obtains an investment grade credit rating, a Consolidated Interest Coverage Ratio (as defined in the Revolving Credit Facility), of at least 2.50 to 1.00; (b) a Consolidated Total Leverage Ratio (as defined in the Revolving Credit Facility) of not greater than 4.00 to 1.00 (or 4.50 to 1.00 at any time after (i) the Partnership has issued at least $100,000 of unsecured notes, and (ii) in addition to clause (i), upon consummation of a material permitted acquisition (as defined in the Revolving Credit Facility) and for two-hundred seventy days immediately thereafter (an “Increase Period”), if elected by the Partnership by written notice to the administrative agent given on or prior to the date of such acquisition, the maximum permitted Consolidated Total Leverage Ratio shall be increased by 0.50 above the otherwise relevant level (the “Step-Up”), provided that Increase Periods may not be successive unless the ratio has been complied with for at least one Measurement Period ending after such Increase Period (i.e., without giving effect to the Step-Up); and (c) after the Partnership has issued at least $100,000 of unsecured notes, a Consolidated Senior Secured Leverage Ratio (as defined in the Revolving Credit Facility) of not greater than 3.50 to 1.00. The Revolving Credit Facility generally prohibits the Partnership from making cash distributions (subject to certain exceptions) except for so long as no default or event of default exists or would be caused thereby, and only to the extent permitted by the partnership agreement, the Partnership may make cash distributions to unitholders up to its the amount of the Partnership’s Available Cash (as defined in the partnership agreement).

The Revolving Credit Facility contains events of default customary for transactions of its nature, including, but not limited to (and subject to any applicable grace periods), the failure to pay any principal, interest or fees when due, failure to perform or observe any covenant contained in the Revolving Credit Facility or related documentation, any representation or warranty made in the agreements or related documentation being untrue in any material respect when made, default under certain material debt agreements, commencement of bankruptcy or other insolvency proceedings, certain changes in the Partnership’s ownership or the ownership or board composition of PBF GP and material judgments or orders. Upon the occurrence and during the continuation of an event of default under the agreements, the lenders may, among other things, terminate their commitments, declare any outstanding loans to be immediately due and payable and/or exercise remedies against the Partnership and the collateral as may be available to the lenders under the agreements and related documentation or applicable law.

At December 31, 2017, PBFX had $29,700 of borrowings and $3,610 of letters of credit outstanding under the Revolving Credit Facility.

Senior Notes

On May 12, 2015, the Partnership entered into an Indenture (the “Indenture”) among the Partnership, PBF Logistics Finance Corporation, a Delaware corporation and wholly-owned subsidiary of the Partnership (“PBF Logistics Finance,” and together with the Partnership, the “Issuers”), the Guarantors (as defined below) and Deutsche Bank Trust Company Americas, as Trustee, under which the Issuers issued $350,000 in aggregate principal amount of 6.875% Senior Notes due 2023 ( the “initial 2023 Notes”). The initial purchasers in the offering purchased $330,090 aggregate principal amount of initial 2023 Notes pursuant to a private placement transaction conducted under Rule 144A and Regulation S of the Securities Act of 1933, as amended, and certain of PBF Energy’s officers and directors and their affiliates and family members purchased the remaining $19,910 aggregate principal amount of initial 2023 Notes in a separate private placement transaction. The Issuers received net proceeds of approximately $343,000 from the offering after deducting the initial purchasers’ discount and offering expenses.

On October 6, 2017, the Partnership entered into a supplemental indenture for the purpose of issuing $175,000 in aggregate principal amount of 6.875% Senior Notes due 2023 (the “new 2023 Notes,” and together with the initial 2023 Notes, the “2023 Notes”). The new 2023 Notes were issued at 102% of face value with an effective interest rate of 6.442%. The new 2023 Notes are expected to be treated as a single series with the initial 2023 Notes and have the same terms as those of the initial 2023 Notes, except that (a) the new 2023 Notes are subject to a

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

separate registration rights agreement and (b) the new 2023 Notes were issued initially under CUSIP numbers different from the initial 2023 Notes.

The 2023 Notes are guaranteed on a senior unsecured basis by DCLC, DPC, Delaware City Terminaling, Toledo Terminaling Company LLC (“Toledo Terminaling”), PLPT, PBFX Op Co , TVPC and PNGPC (collectively, the “Guarantors” and each a “Guarantor”). In addition, PBF LLC provides a limited guarantee of collection of the principal amount of the 2023 Notes, but is not otherwise subject to the covenants of the Indenture. The 2023 Notes are general senior unsecured obligations of the Issuers and are equal in right of payment with all of the Issuers’ existing and future senior indebtedness, including amounts outstanding under the Revolving Credit Facility. The 2023 Notes are effectively subordinated to all of the Issuers’ and the Guarantors’ existing and future secured debt, including the Revolving Credit Facility, to the extent of the value of the assets securing that secured debt and will be structurally subordinated to all indebtedness of the Partnership’s subsidiaries that do not guarantee the 2023 Notes. The Partnership pays interest on the 2023 Notes semi-annually in cash in arrears on May 15 and November 15 of each year. The 2023 Notes will mature on May 15, 2023. The 2023 Notes will be senior to any future subordinated indebtedness the Issuers may incur.

The Indenture contains customary terms, events of default and covenants for transactions of this nature. These covenants include limitations on the Partnership’s and its restricted subsidiaries’ ability to, among other things: (i) make investments, (ii) incur additional indebtedness or issue preferred units, (iii) pay dividends or make distributions on units or redeem or repurchase our subordinated debt, (iv) create liens, (v) incur dividend or other payment restrictions affecting subsidiaries, (vi) sell assets, (vii) merge or consolidate with other entities and (viii) enter into transactions with affiliates. These covenants are subject to a number of important limitations and exceptions.

At any time prior to May 15, 2018, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 2023 Notes in an amount not greater than the net cash proceeds of certain equity offerings at a redemption price equal to 106.875% of the principal amount of the 2023 Notes, plus any accrued and unpaid interest to the date of redemption. On or after May 15, 2018, the Issuers may redeem all or part of the 2023 Notes, in each case at the redemption prices described in the Indenture, together with any accrued and unpaid interest to the date of redemption. In addition, prior to May 15, 2018, the Issuers may redeem all or part of the 2023 Notes at a “make-whole” redemption price described in the Indenture, together with any accrued and unpaid interest to the date of redemption. If the Partnership undergoes certain change of control events, holders of the 2023 Notes will have the right to require the Issuers to purchase all or any part of the 2023 Notes at a price equal to 101% of the aggregate principal amount of the 2023 Notes, together with any accrued and unpaid interest to the date of purchase. In connection with certain asset dispositions, the Issuers will be required to use the net cash proceeds of the asset dispositions (subject to a right to reinvest such net cash proceeds) to make an offer to purchase the 2023 Notes at 100% of the principal amount, together with any accrued and unpaid interest to the date of purchase.

The Issuers may issue additional 2023 Notes from time to time pursuant to the Indenture.

Fair Value Measurement

The estimated fair value of the Revolving Credit Facility approximates its carrying value, categorized as a Level 2 measurement, as this borrowing bears interest based upon short-term floating market interest rates. The estimated fair value of the 2023 Notes, categorized as a Level 2 measurement, was calculated based on the present value of future expected payments utilizing implied current market interest rates based on quoted prices of the 2023 Notes and was approximately $544,118 at December 31, 2017. The carrying value and fair value of PBFX’s debt, exclusive of unamortized debt issuance costs and unamortized premium on the new 2023 Notes, was approximately $554,700 and $573,818 as of December 31, 2017 and $578,864 and $574,999 as of December 31, 2016, respectively.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

Debt Maturities

Debt maturing in the next five years and thereafter is as follows:

Year Ending December 31,
2018	$—
2019	29,700
2020	—
2021	—
2022	—
Thereafter	525,000
Total debt outstanding	554,700
Unamortized debt issuance costs	(9,281)
Unamortized 2023 Notes premium	3,374
Net carrying value of debt	$548,793

6. AFFILIATE NOTE PAYABLE

PNGPC Acquisition

In connection with the PNGPC Acquisition, on February 28, 2017, the Partnership, through its newly acquired subsidiary, PNGPC, entered into the $11,600 Affiliate Note Payable in favor of PRC, a wholly-owned subsidiary of PBF Holding, as consideration for the PNGPC Acquisition. The Affiliate Note Payable, including accrued interest, was payable on the later of October 1, 2017 or upon the completion of the Paulsboro Natural Gas Pipeline, which was completed in the fourth quarter of 2017. The outstanding principal bore interest at a rate equal to the lesser of (i) the per annum rate charged on the Partnership’s Revolving Credit Facility and (ii) 8% per annum.

As a result of the completion of the Paulsboro Natural Gas Pipeline in the fourth quarter of 2017, the Partnership fully repaid the Affiliate Note Payable and related accrued interest.

7. EQUITY

PBFX had 23,441,211 common units held by the public outstanding as of December 31, 2017. PBF LLC owns 18,459,497 of PBFX’s common units constituting an aggregate of 44.1% of PBFX’s limited partner interest as of December 31, 2017. On June 1, 2017, the requirements under PBFX’s partnership agreement for the conversion of all subordinated units into common units were satisfied and the subordination period ended. As a result, each of the Partnership’s 15,886,553 outstanding subordinated units converted on a one-for-one basis into common units and began participating pro rata with the other common units in distributions of available cash. The conversion did not impact the amount of the cash distribution paid or the total number of the Partnership’s outstanding units representing limited partner interests.

Issuance of Additional Interests

The partnership agreement authorizes PBFX to issue an unlimited number of additional partnership interests for the consideration and on the terms and conditions determined by PBFX’s general partner without the approval of the unitholders. It is possible that PBFX will fund future acquisitions through the issuance of additional common units, subordinated units or other partnership interests.

On July 31, 2018, PBFX issued 1,494,134 common units, having an aggregate value of $31,586, to PBF LLC in connection with the Development Assets Acquisition. On April 5, 2016, PBFX completed a public offering

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

of an aggregate of 2,875,000 common units, including 375,000 common units that were sold pursuant to the full exercise by the underwriter of its option to purchase additional common units, for net proceeds of $51,625, after deducting underwriting discounts and commissions and other offering expenses (the “April 2016 Offering”). On August 17, 2016, PBFX completed a public offering of an aggregate of 4,000,000 common units, with an underwriter’s option to purchase an additional 600,000 common units, of which 375,000 units were subsequently purchased on September 14, 2016, for a total of 4,375,000 shares and total net proceeds of $86,753, after deducting underwriting discounts and commissions and other offering expenses (the “August 2016 Offering”). On May 14, 2015, PBFX partially funded the DCR Products Pipeline and Truck Rack Acquisition with $30,500 of Partnership common units, or 1,288,420 common units.

Additionally, 217,171, 116,349 and 137,007 of the Partnership’s phantom units issued under the PBFX 2014 Long-Term Incentive Plan (“LTIP”) vested into common units held by certain directors, officers and current and former employees of our general partner or its affiliates during the years ended December 31, 2017, 2016 and 2015, respectively.

Holders of any additional common units PBFX issues will be entitled to share equally with the then-existing common unitholders in PBFX’s distributions of available cash. Refer to Note 8 “Unit-Based Compensation” of the Notes to Consolidated Financial Statements for further information.

Noncontrolling Interest

PBFX’s subsidiary, PBFX Op Co, holds a 50% controlling interest in TVPC, with the other 50% interest in TVPC held by TVP Holding Company LLC (“TVP Holding”), a subsidiary of PBF Holding. PBFX Op Co is the sole managing member of TVPC. PBFX, through its ownership of PBFX Op Co, consolidates the financial results of TVPC and records a noncontrolling interest for the economic interest in TVPC held by TVP Holding. Noncontrolling interest on the consolidated statements of operations includes the portion of net income or loss attributable to the economic interest in TVPC held by TVP Holding. Noncontrolling interest on the consolidated balance sheets includes the portion of net assets of TVPC attributable to TVP Holding.

Allocations of Net Income

PBFX’s partnership agreement contains provisions for the allocation of net income and loss to the unitholders. For purposes of maintaining partner capital accounts, PBFX’s partnership agreement specifies that items of income and loss shall be allocated among the partners in accordance with their respective percentage interest. Normal allocations according to percentage interests are made after giving effect, if any, to priority income allocations in an amount equal to incentive cash distributions allocated 100% to PBF LLC.

Percentage Allocations of Available Cash from Operating Surplus

The following table illustrates the percentage allocations of available cash from operating surplus between the unitholders and PBF LLC (in its capacity as the holder of PBFX’s IDRs) based on the specified target distribution levels. The amounts set forth under “Marginal Percentage Interest in Distributions” are the percentage interests of PBF LLC and the unitholders in any available cash from operating surplus PBFX distributes up to and including the corresponding amount in the column “Total Quarterly Distribution per Unit Target Amount.” The percentage interests shown for PBFX’s unitholders and PBF LLC for the minimum quarterly distribution are also applicable to quarterly distribution amounts that are less than the minimum quarterly distribution. The percentage interests set forth below for PBF LLC assume that there are no arrearages on common units and that PBF LLC continues to own all of the IDRs.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

	Total Quarterly Distribution per Unit Target Amount	Marginal Percentage Interest in Distributions
		Unitholders	PBF LLC (as holder of IDRs)
Minimum Quarterly Distribution	up to $0.300	100.0%	—
First Target Distribution	above $0.300 up to $0.345	100.0%	—
Second Target Distribution	above $0.345 up to $0.375	85.0%	15.0%
Third Target Distribution	above $0.375 up to $0.450	75.0%	25.0%
Thereafter	above $0.450	50.0%	50.0%

The partnership agreement sets forth the calculation to be used to determine the amount and priority of cash distributions that the common unitholders will receive and that subordinated unitholders received for their subordinated units prior to their conversion into common units on June 1, 2017. PBFX declares distributions subsequent to quarter end.

The tables below summarize our 2017 and 2016 quarterly distribution cash declarations, payments and scheduled payments through March 14, 2018:

	2017
	Declaration Date	Record Date	Payment Date	Quarterly Distribution per Common and Subordinated Unit
First quarter	May 4	May 16	May 31	$0.4600
Second quarter	August 3	August 15	August 31	0.4700
Third quarter	November 2	November 13	November 29	0.4800
Fourth quarter	February 15, 2018	February 28, 2018	March 14, 2018	0.4850
Total				$1.8950

	2016
	Declaration Date	Record Date	Payment Date	Quarterly Distribution per Common and Subordinated Unit
First quarter	April 28	May 13	May 31	$0.4200
Second quarter	July 29	August 9	August 23	0.4300
Third quarter	October 28	November 8	November 22	0.4400
Fourth quarter	February 16, 2017	February 27, 2017	March 13, 2017	0.4500
Total				$1.7400

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

Our distributions are declared subsequent to quarter end. The following table reflects the allocation of total cash distributions to the general and limited partners applicable to the period in which the distributions were earned:

	Year Ended December 31, 2017	Year Ended December 31, 2016
IDR - PBF LLC	$9,055	$4,031
Limited partners’ distributions:
Common units	73,322	42,232
Subordinated units – PBF LLC	7,308	27,642
Total distributions	89,685	73,905
Total cash distributions (1)	$88,428	$72,914
____________________

(1)	Excludes phantom unit distributions, which are accrued and paid upon vesting.

8. UNIT-BASED COMPENSATION

PBF GP’s board of directors adopted the LTIP in connection with the completion of the Offering. The LTIP is for the benefit of employees, consultants, service providers and non-employee directors of the general partner and its affiliates.

Under the LTIP, PBFX issues phantom unit awards to certain directors, officers and seconded employees of our general partner or its affiliates and its employees as compensation. The fair value of each phantom unit on the grant date is equal to the market price of PBFX’s common units on that date. The estimated fair value of PBFX’s phantom units is amortized over the vesting period of four years, using the straight-line method. Total unrecognized compensation cost related to PBFX’s nonvested phantom units totaled $6,662 as of December 31, 2017, which is expected to be recognized over a weighted-average period of four years. The fair value of nonvested service phantom units outstanding as of December 31, 2017, totaled $13,845.

Unit-based compensation expense related to the Partnership that was included in general and administrative expense in the Partnership’s consolidated statements of operations was $5,345, $4,360 and $4,279 for the years ended December 31, 2017, 2016 and 2015, respectively.

In the years ended December 31, 2017, 2016 and 2015, unit-based compensation expense includes $0, $1,123 and $1,459 of expense associated with the accelerated vesting of phantom units in accordance with grant agreements related to the retirement of certain of PBF GP’s officers, respectively.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

A summary of PBFX’s unit award activity for the years ended December 31, 2017, 2016 and 2015, is set forth below:

	Number of Phantom Units	Weighted Average Grant Date Fair Value
Nonvested at January 1, 2015	275,522	$26.56
Granted	266,360	23.92
Vested	(137,007)	25.83
Forfeited	(1,500)	26.74
Nonvested at December 31, 2015	403,375	$25.06
Granted	284,854	19.95
Vested	(116,349)	25.24
Forfeited	(7,000)	23.20
Nonvested at December 31, 2016	564,880	$22.47
Granted	319,940	20.97
Vested	(217,171)	23.15
Forfeited	(24,875)	21.23
Nonvested at December 31, 2017	642,774	$21.54

PBFX’s long-term incentive plans provide for the issuance of distribution equivalent rights (“DERs”) in connection with phantom unit awards. A DER entitles the participant, upon vesting of the related phantom units, to a mandatory cash payment equal to the product of the number of vested phantom unit awards and the cash distribution per common unit paid by PBFX to its common unitholders during the vesting period. Cash payments made in connection with DERs are charged to partners’ equity, accrued and paid upon vesting.

9. NET INCOME PER UNIT

Earnings in excess of distributions are allocated to the limited partners based on their respective ownership interests. Payments made to PBFX’s unitholders are determined in relation to actual distributions declared and are not based on the net income (loss) allocations used in the calculation of net income (loss) per unit.

Diluted net income per unit includes the effects of potentially dilutive units of PBFX’s common units that consist of unvested phantom units. Diluted net income per unit excludes the effects of 92,166, 324,729 and 403,375 phantom units because they were anti-dilutive for the years ended December 31, 2017, 2016 and 2015, respectively. Basic and diluted net income per unit applicable to subordinated limited partners are the same because there are no potentially dilutive subordinated units outstanding.

In addition to the common and subordinated units (prior to the conversion to common units), PBFX has also identified the IDRs as participating securities and uses the two-class method when calculating the net income per unit applicable to limited partners that is based on the weighted-average number of common units outstanding during the period. On July 31, 2018, PBFX funded the $31,586 purchase price of the Development Assets Acquisition through the issuance of 1,494,134 common units to PBF LLC. In 2016, the Partnership issued 2,875,000 common units in April 2016 in connection with the April 2016 Offering and 4,000,000 units in August 2016 and 375,000 units in September 2016, upon exercise of the underwriter’s purchase option, in connection with the August 2016 Offering. In 2015, the Partnership issued 1,288,420 common units to PBF LLC in conjunction with the DCR Products Pipeline and Truck Rack Acquisition.

On June 1, 2017, following the May 31, 2017 payment of the cash distribution attributable to the second quarter of 2017, the requirements under the partnership agreement for the conversion of all subordinated units into

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

common units were satisfied and the subordination period for such subordinated units ended. As a result, in the second quarter of 2017, each of the Partnership’s 15,886,553 outstanding subordinated units converted on a one-for-one basis into common units and began participating pro rata with the other common units in distributions of available cash. The conversion did not impact the amount of the cash distribution paid or the total number of the Partnership’s outstanding units representing limited partner interests. The Partnership’s net income was allocated to the general partner, the limited partners, including the holder of the subordinated units through May 31, 2017 and IDR holder, in accordance with the partnership agreement.

When calculating basic earnings per unit under the two-class method for a master limited partnership, net income for the current reporting period is reduced by the amount of available cash that has been or will be distributed to the general partner, limited partners and IDR holder for that reporting period. Net loss attributable to the Development Assets prior to the effective date was allocated entirely to PBF GP as if only PBF GP had rights to that net loss; therefore, there is no retrospective adjustment to net income per unit for the periods presented. The following table shows the calculation of earnings less distributions:

	Year Ended December 31, 2017
	Limited Partner Common Units	Limited Partner Subordinated Units – PBF LLC	IDRs - PBF LLC	Total
Net income attributable to the partners:
Distributions declared	$73,322	$7,308	$9,055	$89,685
Earnings less distributions	3,897	6,855	—	10,752
Net income attributable to the partners	$77,219	$14,163	$9,055	$100,437

Weighted-average units outstanding - basic (1)	35,505,446	6,572,245
Weighted-average units outstanding - diluted (1)	35,568,760	6,572,245

Net income per limited partner unit - basic (2)	$2.17	$2.15
Net income per limited partner unit - diluted (2)	$2.17	$2.15
(1) On June 1, 2017, each of the Partnership’s 15,886,553 outstanding subordinated units converted into common units and began participating pro rata with the other common units in distributions of available cash. Distributions and the Partnership’s net income were allocated to the subordinated units through May 31, 2017.

(2) PBFX bases the calculation of net income per unit on the weighted-average number of common and subordinated limited partner units outstanding during the period. The weighted average number of common and subordinated units reflects the conversion of the subordinated units to common units on June 1, 2017.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

	Year Ended December 31, 2016
	Limited Partner Common Units	Limited Partner Subordinated Units – PBF LLC	IDRs - PBF LLC	Total
Net income attributable to the partners:
Distributions declared	$42,232	$27,642	$4,031	$73,905
Earnings less distributions	2,778	4,277	—	7,055
Net income attributable to the partners	$45,010	$31,919	$4,031	$80,960

Weighted-average units outstanding - basic	22,288,118	15,886,553
Weighted-average units outstanding - diluted	22,338,784	15,886,553

Net income per limited partner unit - basic	$2.01	$2.01
Net income per limited partner unit - diluted	$2.01	$2.01

	Year Ended December 31, 2015
	Limited Partner Common Units	Limited Partner Subordinated Units – PBF LLC	IDRs - PBF LLC	Total
Net income attributable to the partners:
Distributions declared	$28,754	$24,148	$1,118	$54,020
Earnings less distributions	10,437	10,509	(1,118)	19,828
Net income attributable to the partners	$39,191	$34,657	$—	$73,848

Weighted-average units outstanding - basic	17,956,152	15,886,553
Weighted-average units outstanding - diluted	17,956,152	15,886,553

Net income per limited partner unit - basic	$2.18	$2.18
Net income per limited partner unit - diluted	$2.18	$2.18

10. COMMITMENTS AND CONTINGENCIES

The DCR Rail Terminal and the DCR West Rack are collocated with the Delaware City Refinery and are located in Delaware’s coastal zone where certain activities are regulated under the Delaware Coastal Zone Act (the “CZA”). Therefore, determinations regarding the CZA that impact the Delaware City Refinery may potentially adversely impact the Partnership’s assets even if the Partnership is not directly involved. In 2013, the Delaware City Refinery obtained a permit to allow loading of crude oil onto barges (the “2013 Secretary’s Order”). The issuance of the permit was appealed by environmental interest groups and the Delaware Department of Natural Resources and Environmental Control’s (“DNREC”) issuance was ultimately upheld. The Delaware City Refinery is appealing a Notice of Penalty Assessment and Secretary’s Order issued in March 2017 (the “2017 Secretary’s Order”), including a $150 fine, alleging violations of the 2013 Secretary’s Order. DNREC determined that the Delaware City Refinery had violated the 2013 Secretary’s Order by failing to make timely and full disclosure to DNREC about the nature and extent of certain shipments and had misrepresented the number of shipments that went to other facilities. The penalty assessment and 2017 Secretary’s Order conclude that the 2013 Secretary’s Order was violated by the Paulsboro Refinery by shipping crude oil from the Delaware City Terminal to three

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

locations other than the Paulsboro Refinery, on 15 days in 2014, making a total of 17 separate barge shipments containing approximately 35,700,000 gallons of crude oil in total. On April 28, 2017, the Delaware City Refinery appealed the Notice of Penalty Assessment and 2017 Secretary’s Order. The hearing of the appeal is scheduled for February 27, 2018. To the extent that the penalty and 2017 Secretary’s Order are upheld, there will not be a material adverse effect on the Partnership’s financial position, results of operations or cash flows.

On December 28, 2016, DNREC issued a CZA permit (the “Ethanol Permit”) to the Delaware City Refinery allowing the utilization of existing tanks and existing marine loading equipment at their existing facilities to enable denatured ethanol to be loaded from storage tanks to marine vessels and shipped to offsite facilities. On January 13, 2017, the issuance of the Ethanol Permit was appealed by two environmental groups. On February 27, 2017, the Coastal Zone Industrial Board (the “Coastal Zone Board”) held a public hearing and dismissed the appeal, determining that the appellants did not have standing. The appellants filed an appeal of the Coastal Zone Board’s decision with the Delaware Superior Court (the “Superior Court”) on March 30, 2017. On January 19, 2018, the Superior Court rendered an Opinion regarding the decision of the Coastal Zone Board to dismiss the appeal of the Ethanol Permit for the ethanol project. The Judge determined that the record created by the Coastal Zone Board was insufficient for the Superior Court to make a decision, and therefore remanded the case back to the Coastal Zone Board to address the deficiency in the record. Specifically, the Superior Court directed the Coastal Zone Board to address any evidence concerning whether the appellants’ claimed injuries would be affected by the increased quantity of ethanol shipments. During the hearing before the Coastal Zone Board on standing, one of the appellants’ witnesses made a reference to the flammability of ethanol, without any indication of the significance of flammability/explosivity to specific concerns. Moreover, the appellants did not introduce at hearing any evidence of the relative flammability of ethanol as compared to other materials shipped to and from the refinery. However, the sole dissenting opinion from the Coastal Zone Board focused on the flammability/explosivity issue, alleging that the appellants’ testimony raised the issue as a distinct basis for potential harms. Once the Coastal Zone Board responds to the remand, it will go back to the Superior Court to complete its analysis and issue a decision.

On October 19, 2017, the Delaware City Refinery received approval from DNREC for the construction and operation of the ethanol marketing project to allow for a combined total loading of up to 10,000 bpd, on an annual average basis, of ethanol on to marine vessels at the marine piers and the terminal truck loading rack, subject to certain operational and emissions limitations as well as other conditions. On the same date, DCLC received DNREC approval for the construction of (i) four additional loading arms for each of lanes 4, 10 and 11 for purposes of loading ethanol at its truck loading rack and (ii) a vapor vacuum control system for loading lanes connected to the existing vapor recovery unit located at its terminal in Delaware City. This approval is also subject to certain operational and emission limitations as well as other conditions.

Environmental Matters

PBFX’s assets, along with PBF Energy’s refineries, are subject to extensive and frequently changing federal, state and local laws and regulations, including, but not limited to, those relating to the discharge of materials into the environment or that otherwise relate to the protection of the environment, waste management and the characteristics and the composition of fuels. Compliance with existing and anticipated laws and regulations can increase the overall cost of operating the Partnership’s assets, including remediation, operating costs and capital costs to construct, maintain and upgrade equipment and facilities.

In connection with PBF Holding’s acquisition of the DCR assets, Valero Energy Corporation (“Valero”) remains responsible for certain pre-acquisition environmental obligations up to $20,000 and the predecessor to Valero in ownership of the refinery retains other historical obligations.

In connection with its acquisition of the DCR assets and the Paulsboro Refinery, PBF Holding and Valero purchased ten-year, $75,000 environmental insurance policies to insure against unknown environmental liabilities at each site. In connection with PBF Holding’s Toledo Refinery acquisition, Sunoco Inc. (R&M) remains responsible

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

for environmental remediation for conditions that existed on the closing date for twenty years from March 1, 2011, subject to certain limitations.

In connection with its purchase of the East Coast Terminals, the Partnership is responsible for the environmental remediation costs for conditions that existed on the closing date up to a maximum of $250 per year for ten years, with Plains All American Pipeline, L.P. remaining responsible for any and all additional costs above such amounts during such period. The environmental liability of $1,923 recorded as of December 31, 2017 ($2,173 as of December 31, 2016) represents the present value of expected future costs discounted at a rate of 1.83%. At December 31, 2017, the undiscounted liability is $2,087 and the Partnership expects to make aggregate payments for this liability of $1,250 over the next five years. The current portion of the environmental liability is recorded in “Accrued expenses” and the non-current portion is recorded in “Other long-term liabilities.”

In connection with PBF Holding’s acquisition of the Torrance Refinery and related logistics assets, PBF Holding is responsible for all known and unknown environmental liabilities at each site acquired in connection with the acquisition. The total estimated liability of known environmental obligations associated with the Torrance Valley Pipeline was approximately $256 as of December 31, 2017 ($1,402 as of December 31, 2016). In accordance with the contribution agreement associated with the TVPC Acquisition, PBF Holding has indemnified the Partnership for any and all costs associated with environmental remediation for obligations that existed on or before August 31, 2016, including all known or unknown events, which includes the recorded liability of approximately $256. At December 31, 2017, the Partnership expects to make the full aggregate payment for this liability within the next five years. PBFX has recorded a receivable from PBF Holding in “Accounts receivable - affiliates” for such anticipated payments related to the known pre-existing Torrance Valley Pipeline environmental obligations for which PBFX is indemnified.

In connection with the Partnership’s purchase of the Toledo Products Terminal, the Partnership did not assume and is currently not aware of any pre-existing environmental obligations. If pre-acquisition environmental obligations are identified, the Seller is responsible for any liabilities up to $2,000 identified to have occurred since 2002. For liabilities arising prior to 2002, the Seller is indemnified by the prior owner under an agreement between the Seller and the prior owner, and the Partnership is entitled to be reimbursed for all amounts paid related to such liabilities on a full pass-through basis.

11. RELATED PARTY TRANSACTIONS

Commercial Agreements

PBFX currently derives the majority of its revenue from long-term, fee-based, MVC agreements with PBF Holding, supported by contractual fee escalations for inflation adjustments and certain increases in operating costs. PBFX believes the terms and conditions under these agreements, as well as the Omnibus Agreement (as defined below) and the Services Agreement (as defined below) each with PBF Holding, are generally no less favorable to either party than those that could have been negotiated with unaffiliated parties with respect to similar services.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

These commercial agreements (as defined in the table below) with PBF Holding include:

Agreements	Initiation Date	Initial Term	Renewals (a)	MVC	Force Majeure
Transportation and Terminaling
Delaware City Rail Terminaling Services Agreement	5/8/2014	7 years, 8 months	2 x 5	85,000 bpd	PBFX or PBF Holding can declare
Toledo Truck Unloading & Terminaling Services Agreement	5/8/2014	7 years, 8 months	2 x 5	5,500 bpd
Delaware West Ladder Rack Terminaling Services Agreement	10/1/2014	7 years, 3 months	2 x 5	40,000 bpd
Toledo Storage Facility Storage and Terminaling Services Agreement- Terminaling Facility	12/12/2014	10 years	2 x 5	4,400 bpd
Delaware Pipeline Services Agreement	5/15/2015	10 years, 8 months	2 x 5	50,000 bpd
Delaware Pipeline Services Agreement- Magellan Connection	11/1/2016	2 years, 5 months	N/A	14,500 bpd
Delaware City Truck Loading Services Agreement- Gasoline	5/15/2015	10 years, 8 months	2 x 5	30,000 bpd
Delaware City Truck Loading Services Agreement- LPGs	5/15/2015	10 years, 8 months	2 x 5	5,000 bpd
East Coast Terminals Terminaling Services Agreements (b)	5/1/2016	Various (c)	Evergreen	15,000 bpd (d)
East Coast Terminals Tank Lease Agreements	5/1/2016	Various (c)	Evergreen	350,000 barrels (e)
Torrance Valley Pipeline Transportation Services Agreement- North Pipeline (f)	8/31/2016	10 years	2 x 5	50,000 bpd
Torrance Valley Pipeline Transportation Services Agreement- South Pipeline (f)	8/31/2016	10 years	2 x 5	70,000 bpd
Torrance Valley Pipeline Transportation Services Agreement- Midway Storage Tank (f)	8/31/2016	10 years	2 x 5	55,000 barrels (e)
Torrance Valley Pipeline Transportation Services Agreement- Emidio Storage Tank (f)	8/31/2016	10 years	2 x 5	900,000 barrels per month
Torrance Valley Pipeline Transportation Services Agreement- Belridge Storage Tank (f)	8/31/2016	10 years	2 x 5	770,000 barrels per month
Paulsboro Natural Gas Pipeline Services Agreement (f) (g)	8/4/2017	15 years	Evergreen	60,000 dekatherms per day
Toledo Rail Loading Agreement	7/31/2018	7 years, 5 months	2 x 5	Various (h)
Chalmette Terminal Throughput Agreement	7/31/2018	1 year	Evergreen	N/A
Chalmette Rail Unloading Agreement	7/31/2018	7 years, 5 months	2 x 5	7,600 bpd
DSL Ethanol Throughput Agreement (f)	7/31/2018	7 years, 5 months	2 x 5	5,000 bpd

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

Agreements	Initiation Date	Initial Term	Renewals (a)	MVC	Force Majeure
Storage
Toledo Storage Facility Storage and Terminaling Services Agreement- Storage Facility (f)	12/12/2014	10 years	2 x 5	3,849,271 barrels (e)
Chalmette Storage Services Agreement (f) (i)	See note (h)	10 years	2 x 5	625,000 barrels (e)
___________________

(a)	PBF Holding has the option to extend the agreements for up to two additional five-year terms, as applicable.

(b)	Subsequent to the Toledo Products Terminal Acquisition, the Toledo Products Terminal was added to the East Coast Terminals Terminaling Services Agreements.

(c)	The East Coast Terminals related party agreements include varying term lengths, ranging from one to five years.

(d)
The East Coast Terminals Terminaling Services Agreements have no MVCs and are billed based on actual volumes throughput, other than a terminaling services agreement between the East Coast Terminals’ Paulsboro, New Jersey location and PBF Holding’s Paulsboro Refinery, with a 15,000 bpd MVC.

(e)
Reflects the overall capacity as stipulated by the storage agreement. The storage MVC is subject to the effective operating capacity of each tank, which can be impacted by routine tank maintenance and other factors.

(f)	These commercial agreements with PBF Holding are considered leases.

(g)
In August 2017, the Paulsboro Natural Gas Pipeline commenced service. Concurrent with the commencement of operations, a new services agreement was entered into between PNGPC and PRC regarding the Paulsboro Natural Gas Pipeline.

(h)
Under the Toledo Rail Loading Agreement, PBF Holding has minimum throughput commitments for (i) 30 railcars per day of products and (ii) 11.5 railcars per day of premium products. The Toledo Rail Loading Agreement also specifies a maximum throughput rate of 50 railcars per day.

(i)	The Chalmette Storage Services Agreement was entered into on February 15, 2017 and commenced on November 1, 2017.

Omnibus Agreement

At the closing of the Offering, PBFX entered into an omnibus agreement with PBF GP, PBF LLC and PBF Holding, which has been amended and restated in connection with certain of the Acquisitions from PBF for the provision of executive management services and support for accounting and finance, legal, human resources, information technology, environmental, health and safety, and other administrative functions, as well as (i) PBF LLC’s agreement not to compete with the Partnership under certain circumstances, subject to certain exceptions, (ii) the Partnership’s right of first offer for ten years to acquire certain logistics assets retained by PBF Energy following the Offering, including certain logistics assets that PBF LLC or its subsidiaries may construct or acquire in the future, subject to certain exceptions, and (iii) a license to use the PBF Logistics trademark and name.

On July 31, 2018, the Partnership entered into the Fifth Amended and Restated Omnibus Agreement (as amended, the “Omnibus Agreement”) in connection with the Development Assets Acquisition, which increased the estimated annual fee to $7,000.

Services Agreement

In connection with the Offering, PBFX entered into an operation and management services and secondment agreement with PBF Holding and certain of its subsidiaries, pursuant to which PBF Holding and its subsidiaries provides PBFX with the personnel necessary for the Partnership to perform its obligations under its commercial

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

agreements. PBFX reimburses PBF Holding for the use of such employees and the provision of certain infrastructure-related services to the extent applicable to its operations, including storm water discharge and waste water treatment, steam, potable water, access to certain roads and grounds, sanitary sewer access, electrical power, emergency response, filter press, fuel gas, API solids treatment, fire water and compressed air.

On July 31, 2018, the Partnership entered into the Sixth Amended and Restated Operation and Management Services and Secondment Agreement (as amended, the “Services Agreement”) in connection with the Development Assets Acquisition, which increased the annual fee to $8,587. The Services Agreement will terminate upon the termination of the Omnibus Agreement, provided that the Partnership may terminate any service on 30 days’ notice.

Chalmette Lease and Project Management Agreement

In connection with the Chalmette Storage Services Agreement, PBFX Op Co and Chalmette Refining entered into the Lease and the Project Management Agreement, which expired upon the completion of the Chalmette Storage Tank. The Lease can be extended by PBFX Op Co for two additional ten-year periods.

Distributions

In connection with the Partnership’s quarterly distributions, the Partnership distributed $41,920 and $34,729 to PBF LLC for the years ended December 31, 2017 and 2016, respectively. During the year ended December 31, 2017, TVPC distributed $21,544 to each of its members, which includes TVP Holding, a subsidiary of PBF Holding. TVPC made no distributions in 2016.

Summary of Transactions

A summary of revenue and expense transactions with the Partnership’s affiliates, including expenses directly charged and allocated to the Partnership, is as follows:

	Year Ended December 31,
	2017	2016	2015
Revenue	$240,654	$175,448	$142,102
Operating and maintenance expenses	6,626	5,121	4,533
General and administrative expenses	6,899	4,805	5,297

12. SEGMENT INFORMATION

The Partnership’s operations are organized into two reportable segments, Transportation and Terminaling and Storage. Operations that are not included in either the Transportation and Terminaling or the Storage segments are included in Corporate.

Our Transportation and Terminaling segment consists of the following assets:
•the DCR Rail Terminal, which serves PBF Holding’s Delaware City and Paulsboro refineries, consisting of a double loop track with ancillary pumping and unloading equipment;
•the DCR West Rack, which serves PBF Holding’s Delaware City Refinery, consisting of a heavy crude oil rail unloading facility;
•the Toledo Truck Terminal, which serves PBF Holding’s Toledo Refinery, comprised of crude unloading LACT units;
•a propane truck loading facility, located within the Toledo Storage Facility, located at PBF Holding’s Toledo Refinery;
•the DCR Products Pipeline, which consists of an interstate petroleum products pipeline supporting PBF Holding’s Delaware City Refinery;

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

•the DCR Truck Rack, which consists of a truck loading rack utilized to distribute gasoline, distillates and liquefied petroleum gases (“LPGs”) located at PBF Holding’s Delaware City Refinery;
•the East Coast Terminals, which consist of product tanks, pipeline connections to the Colonial Pipeline Company, Buckeye Partners, L.P., Sunoco Logistics Partners L.P. and other proprietary pipeline systems, truck loading lanes and marine facilities capable of handling barges and ships;
•the Torrance Valley Pipeline, which consists of the M55, M1 and M70 crude pipelines and pipeline stations supporting PBF Holding’s Torrance Refinery;
•the Paulsboro Natural Gas Pipeline, which is an interstate natural gas pipeline that supports PBF Holding’s Paulsboro Refinery;
•the Toledo Products Terminal, which is located adjacent to PBF Holding’s Toledo Refinery and is comprised of a ten-bay truck rack and chemicals, clean product and additive storage capacity;
•the Toledo Rail Products Facility, which consists of an unloading and loading rail facility located at PBF Holding’s Toledo Refinery;
•the Chalmette Truck Rack, which consists of a truck loading rack facility located at PBF Holding’s Chalmette Refinery;
•the Chalmette Rosin Yard, which consists of a rail yard facility located at PBF Holding’s Chalmette Refinery;
•the Paulsboro Lube Oil Terminal, which consists of a lube oil terminal facility located at PBF Holding’s Paulsboro Refinery; and
•the Delaware Ethanol Storage Facility, an ethanol storage facility located at PBF Holding’s Delaware City Refinery.

Our Storage segment consists of the following assets:
•the Toledo Storage Facility, excluding the propane truck loading facility, which services PBF Holding’s Toledo Refinery and consists of tanks for storing crude oil, refined products and intermediates; and
•the Chalmette Storage Tank, a crude oil storage tank located at PBF Holding’s Chalmette Refinery.

Revenues are generated from third-party transactions as well as commercial agreements entered into with PBF Holding under which the Partnership receives fees for transportation, terminaling and storage of crude oil, refined products and natural gas. The commercial agreements with PBF Holding are described in Note 11 “Related Party Transactions” of the Notes to Consolidated Financial Statements. The Partnership does not have any foreign operations.

The operating segments adhere to the accounting polices used for the combined Consolidated Financial Statements, as described in Note 2 “Summary of Accounting Policies” of the Notes to Consolidated Financial Statements. The Partnership’s operating segments are strategic business units that offer different services in different geographical locations. PBFX has evaluated the performance of each operating segment based on its respective operating income. Certain general and administrative expenses and interest and financing costs are included in Corporate as they are not directly attributable to a specific operating segment. Identifiable assets are those used by the operating segment, whereas assets included in Corporate are principally cash, deposits and other assets that are not associated with a specific operating segment.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

	Year Ended December 31, 2017 (a)
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue	$234,338	$23,250	$—	$257,588
Depreciation and amortization expense	21,650	2,754	—	24,404
Income (loss) from operations	146,803	12,860	(16,284)	143,379
Interest expense, net and amortization of loan fees and debt premium	—	—	33,363	33,363
Capital expenditures, including the Toledo Products Terminal Acquisition	59,119	31,139	—	90,258

	Year Ended December 31, 2016 (a)
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue	$167,195	$21,811	$—	$189,006
Depreciation and amortization expense	12,978	2,428	—	15,406
Income (loss) from operations	111,512	10,695	(16,967)	105,240
Interest expense, net and amortization of loan fees and debt premium	—	—	30,433	30,433
Capital expenditures, including the Plains Asset Purchase	121,187	2,759	—	123,946

	Year Ended December 31, 2015 (a)
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue	$121,344	$21,352	$—	$142,696
Depreciation and amortization expense	5,167	2,639	—	7,806
Income (loss) from operations	93,625	10,535	(13,898)	90,262
Interest expense, net and amortization of loan fees and debt premium	—	—	21,254	21,254
Capital expenditures	8,205	1,800	—	10,005

	Balance at December 31, 2017 (a)
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$649,975	$86,760	$11,480	$748,215

	Balance at December 31, 2016 (a)
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$617,417	$57,375	$92,588	$767,380

(a)
Retrospectively adjusted to include the historical balances related to the Development Assets. See Notes 1 “Description of the Business and Basis of Presentation” and 3 “Acquisitions” for further discussion.

13. SUBSEQUENT EVENTS

Cash distribution

On February 15, 2018, PBF GP’s board of directors announced a cash distribution, based on the results of the fourth quarter of 2017, of $0.4850 per unit. The distribution is payable on March 14, 2018 to PBFX unitholders of record at the close of business on February 28, 2018.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

14. CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS

DCLC, DPC, Delaware City Terminaling Company LLC, Toledo Terminaling Company LLC, PLPT, PBFX Op Co, TVPC, PNGPC, TRLC, CLC, PTC and DSLC serve as guarantors of the obligations under the 2023 Notes. These guarantees are full and unconditional and joint and several. For purposes of the following footnote, the Partnership is referred to as “Issuer.” The indenture dated May 12, 2015, among the Partnership, PBF Logistics Finance, the guarantors party thereto and Deutsche Bank Trust Company Americas, as Trustee, governs subsidiaries designated as “Guarantor Subsidiaries.”

The 2023 Notes were co-issued by PBF Logistics Finance. For purposes of the following footnote, PBF Logistics Finance is referred to as “Co-Issuer.” The Co-Issuer has no independent assets or operations.

The following supplemental combining and consolidating financial information reflects the Issuer’s separate accounts, the combined accounts of the Guarantor Subsidiaries, the combining and consolidating adjustments and eliminations and the Issuer’s consolidated accounts for the dates and periods indicated. For purposes of the following combining and consolidating information, the Issuer’s investment in its subsidiaries and the Guarantor Subsidiaries’ investment in its subsidiaries are accounted for under the equity method of accounting.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

14. CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS
CONSOLIDATING BALANCE SHEET (1)

	December 31, 2017
	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Combining and Consolidating Adjustments	Total
ASSETS
Current assets:
Cash and cash equivalents	$10,909	$8,755	$—	$—	$19,664
Accounts receivable - affiliates	1	40,816	—	—	40,817
Accounts receivable	—	1,423	—	—	1,423
Prepaids and other current assets	571	1,222	—	—	1,793
Due from related parties	64,162	388,737	—	(452,899)	—
Total current assets	75,643	440,953	—	(452,899)	63,697
Property, plant and equipment, net	—	684,488	—	—	684,488
Deferred charges and other assets, net	—	30	—	—	30
Investment in subsidiaries	866,922	—	—	(866,922)	—
Total assets	$942,565	$1,125,471	$—	$(1,319,821)	$748,215
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable - affiliates	$2,022	$6,330	$—	$—	$8,352
Accounts payable and accrued liabilities	7,156	12,638	—	—	19,794
Deferred revenue	—	1,438	—	—	1,438
Due to related parties	388,737	64,162	—	(452,899)	—
Total current liabilities	397,915	84,568	—	(452,899)	29,584
Long-term debt	548,793	—	—	—	548,793
Other long-term liabilities	—	2,078	—	—	2,078
Total liabilities	946,708	86,646	—	(452,899)	580,455

Commitments and contingencies (Note 10)

Equity:
Net investment - Predecessor	10,665	866,922	—	(866,922)	10,665
Common unitholders (2)	(17,544)	—	—	—	(17,544)
IDR holder - PBF LLC	2,736	—	—	—	2,736
Total PBF Logistics LP equity	(4,143)	866,922	—	(866,922)	(4,143)
Noncontrolling Interest	—	171,903	—	—	171,903
Total equity	(4,143)	1,038,825	—	(866,922)	167,760
Total liabilities and equity	$942,565	$1,125,471	$—	$(1,319,821)	$748,215
(1) Retrospectively adjusted to include the historical balances related to the Development Assets. See Notes 1 “Description of the Business and Basis of Presentation” and 3 “Acquisitions” for further discussion.
(2) Subsequent to the conversion of the PBFX subordinated units held by PBF LLC, common units held by the public and PBF LLC are shown in total. Refer to Notes 7 “Equity” and 9 “Net Income per Unit” of the Notes to Consolidated Financial Statements for further discussion regarding the subordinated units’ conversion.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

14. CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS
CONSOLIDATING BALANCE SHEET (1)

	December 31, 2016
	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Combining and Consolidating Adjustments	Total
ASSETS
Current assets:
Cash and cash equivalents	$52,133	$12,088	$—	$—	$64,221
Marketable securities - current	40,024	—	—	—	40,024
Accounts receivable - affiliates	125	37,738	—	—	37,863
Accounts receivable	—	4,294	—	—	4,294
Prepaids and other current assets	306	1,351	—	—	1,657
Due from related parties	5,168	246,870	—	(252,038)	—
Total current assets	97,756	302,341	—	(252,038)	148,059
Property, plant and equipment, net	—	619,321	—	—	619,321
Investment in subsidiaries	711,386	—	—	(711,386)	—
Total assets	$809,142	$921,662	$—	$(963,424)	$767,380
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable - affiliates	$1,670	$5,961	$—	$—	$7,631
Accounts payable and accrued liabilities	5,719	15,152	—	—	20,871
Current portion of long-term debt	39,664	—	—	—	39,664
Deferred revenue	—	952	—	—	952
Due to related parties	246,870	5,168	—	(252,038)	—
Total current liabilities	293,923	27,233	—	(252,038)	69,118
Long-term debt	532,011	—	—	—	532,011
Other long-term liabilities	—	3,161	—	—	3,161
Total liabilities	825,934	30,394	—	(252,038)	604,290

Commitments and contingencies (Note 10)

Equity:
Net investment - Predecessor	16,750	711,386	—	(711,386)	16,750
Common unitholders	241,275	—	—	—	241,275
Subordinated unitholder - PBF LLC	(276,083)	—	—	—	(276,083)
IDR holder - PBF LLC	1,266	—	—	—	1,266
Total PBF Logistics LP equity	(16,792)	711,386	—	(711,386)	(16,792)
Noncontrolling Interest	—	179,882	—	—	179,882
Total equity	(16,792)	891,268	—	(711,386)	163,090
Total liabilities and equity	$809,142	$921,662	$—	$(963,424)	$767,380
(1) Retrospectively adjusted to include the historical balances related to the Development Assets. See Notes 1 “Description of the Business and Basis of Presentation” and 3 “Acquisitions” for further discussion.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

14. CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS
CONSOLIDATING STATEMENT OF OPERATIONS (1)

	Year Ended December 31, 2017
	Issuer	Guarantors Subsidiaries	Non-Guarantors Subsidiaries	Combining and Consolidating Adjustments	Total
Revenue:
Affiliate	$—	$240,654	$—	$—	$240,654
Third-party	—	16,934	—	—	16,934
Total revenue	—	257,588	—	—	257,588

Costs and expenses:
Operating and maintenance expenses	—	73,521	—	—	73,521
General and administrative expenses	16,284	—	—	—	16,284
Depreciation and amortization	—	24,404	—	—	24,404
Total costs and expenses	16,284	97,925	—	—	114,209

Income (loss) from operations	(16,284)	159,663	—	—	143,379

Other income (expense):
Equity in earnings of subsidiaries	159,663	—	—	(159,663)	—
Interest expense, net	(31,875)	—	—	—	(31,875)
Amortization of loan fees and debt premium	(1,488)	—	—	—	(1,488)
Net income	110,016	159,663	—	(159,663)	110,016
Less: Net loss attributable to Predecessor	—	(4,986)	—	—	(4,986)
Less: Net income attributable to noncontrolling interest	—	14,565	—	—	14,565
Net income attributable to the partners	110,016	150,084	—	(159,663)	100,437
Less: Net income attributable to the IDR holder	9,055	—	—	—	9,055
Net income attributable to PBF Logistics LP unitholders	$100,961	$150,084	$—	$(159,663)	$91,382
(1) Retrospectively adjusted to include the historical balances related to the Development Assets. See Notes 1 “Description of the Business and Basis of Presentation” and 3 “Acquisitions” for further discussion.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

14. CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS
CONSOLIDATING STATEMENT OF OPERATIONS (1)

	Year Ended December 31, 2016
	Issuer	Guarantors Subsidiaries	Non-Guarantors Subsidiaries	Combining and Consolidating Adjustments	Total
Revenue:
Affiliate	$—	$175,448	$—	$—	$175,448
Third-party	—	13,558	—	—	13,558
Total revenue	—	189,006	—	—	189,006

Costs and expenses:
Operating and maintenance expenses	—	51,393	—	—	51,393
General and administrative expenses	16,609	358	—	—	16,967
Depreciation and amortization	—	15,406	—	—	15,406
Total costs and expenses	16,609	67,157	—	—	83,766

Income (loss) from operations	(16,609)	121,849	—	—	105,240

Other income (expense):
Equity in earnings of subsidiaries	121,849	—	—	(121,849)	—
Interest expense, net	(28,755)	—	—	—	(28,755)
Amortization of loan fees	(1,678)	—	—	—	(1,678)
Net income	74,807	121,849	—	(121,849)	74,807
Less: Net loss attributable to Predecessor	—	(11,832)	—	—	(11,832)
Less: Net income attributable to noncontrolling interest	—	5,679	—	—	5,679
Net income attributable to the partners	74,807	128,002	—	(121,849)	80,960
Less: Net income attributable to the IDR holder	4,031	—	—	—	4,031
Net income attributable to PBF Logistics LP unitholders	$70,776	$128,002	$—	$(121,849)	$76,929
(1) Retrospectively adjusted to include the historical balances related to the Development Assets. See Notes 1 “Description of the Business and Basis of Presentation” and 3 “Acquisitions” for further discussion.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

14. CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS
CONSOLIDATING STATEMENT OF OPERATIONS (1)

	Year Ended December 31, 2015
	Issuer	Guarantors Subsidiaries	Non-Guarantors Subsidiaries	Combining and Consolidating Adjustments	Total
Revenue:
Affiliate	$—	$142,102	$—	$—	$142,102
Third-party	—	594	—	—	594
Total revenue	—	142,696	—	—	142,696

Costs and expenses:
Operating and maintenance expenses	—	30,730	—	—	30,730
General and administrative expenses	13,408	490	—	—	13,898
Depreciation and amortization expense	—	7,806	—	—	7,806
Total costs and expenses	13,408	39,026	—	—	52,434

Income (loss) from operations	(13,408)	103,670	—	—	90,262

Other income (expenses):
Equity in earnings of subsidiaries	103,683	—	—	(103,683)	—
Interest expenses net	(19,952)	13	—	—	(19,939)
Amortization of loan fees	(1,315)	—	—	—	(1,315)
Net income	69,008	103,683	—	(103,683)	69,008
Less: Net loss attributable to Predecessor	—	(4,840)	—	—	(4,840)
Net income attributable to the partners	69,008	108,523	—	(103,683)	73,848
Less: Net income attributable to the IDR holder	—	—	—	—	—
Net income attributable to PBF Logistics LP unitholders	$69,008	$108,523	$—	$(103,683)	$73,848
(1) Retrospectively adjusted to include the historical balances related to the Development Assets. See Notes 1 “Description of the Business and Basis of Presentation” and 3 “Acquisitions” for further discussion.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

14. CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS
CONSOLIDATING STATEMENT OF CASH FLOWS (1)

	Year Ended December 31, 2017
	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Combining and Consolidating Adjustments	Total
Cash flows from operating activities:
Net income	$110,016	$159,663	$—	$(159,663)	$110,016
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	—	24,404	—	—	24,404
Amortization of loan fees and debt premium	1,488	—	—	—	1,488
Unit-based compensation expense	5,345	—	—	—	5,345
Equity in earnings of subsidiaries	(159,663)	—	—	159,663	—
Changes in operating assets and liabilities:
Accounts receivable - affiliates	124	(4,078)	—	—	(3,954)
Accounts receivable	—	2,871	—	—	2,871
Prepaids and other current assets	(265)	226	—	—	(39)
Accounts payable - affiliates	352	369	—	—	721
Accounts payable and accrued liabilities	311	(2,397)	—	—	(2,086)
Amounts due to/from related parties	82,873	(82,873)	—	—	—
Deferred revenue	—	486	—	—	486
Other assets and liabilities	(957)	(113)	—	—	(1,070)
Net cash provided by operating activities	39,624	98,558	—	—	138,182

Cash flows from investing activities:
Toledo Products Terminal Acquisition	—	(10,097)	—	—	(10,097)
Expenditures for property, plant and equipment	—	(80,161)	—	—	(80,161)
Purchases of marketable securities	(75,036)	—	—	—	(75,036)
Maturities of marketable securities	115,060	—	—	—	115,060
Investment in subsidiaries	(11,072)	—	—	11,072	—
Net cash provided by (used in) investing activities	28,952	(90,258)	—	11,072	(50,234)

Cash flows from financing activities:
Distributions to unitholders	(85,430)	—	—	—	(85,430)
Distribution to TVPC members	—	(21,544)	—	—	(21,544)
Contribution from parent	—	21,511	—	(11,072)	10,439
Proceeds from issuance of senior notes	178,500	—	—	—	178,500
Repayment of term loan	(39,664)	—	—	—	(39,664)
Proceeds from revolving credit facility	20,000	—	—	—	20,000
Repayment of revolving credit facility	(179,500)	—	—	—	(179,500)
Repayment of Affiliate Note Payable	—	(11,600)	—	—	(11,600)
Deferred financing costs	(3,706)	—	—	—	(3,706)
Net cash used in financing activities	(109,800)	(11,633)	—	(11,072)	(132,505)

Net change in cash and cash equivalents	(41,224)	(3,333)	—	—	(44,557)
Cash and equivalents, beginning of period	52,133	12,088	—	—	64,221
Cash and equivalents, end of period	$10,909	$8,755	$—	$—	$19,664
(1) Retrospectively adjusted to include the historical balances related to the Development Assets. See Notes 1 “Description of the Business and Basis of Presentation” and 3 “Acquisitions” for further discussion.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

14. CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS
CONSOLIDATING STATEMENT OF CASH FLOWS (1)

	Year Ended December 31, 2016
	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Combining and Consolidating Adjustments	Total
Cash flows from operating activities:
Net income	$74,807	$121,849	$—	$(121,849)	$74,807
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	—	15,406	—	—	15,406
Amortization of loan fees	1,678	—	—	—	1,678
Unit-based compensation expense	4,360	—	—	—	4,360
Equity in earnings of subsidiaries	(121,849)	—	—	121,849	—
Changes in operating assets and liabilities:
Accounts receivable - affiliates	(125)	(12,314)	—	—	(12,439)
Accounts receivable	—	(4,294)	—	—	(4,294)
Prepaids and other current assets	(71)	3,223	—	—	3,152
Accounts payable - affiliates	1,096	2,417	—	—	3,513
Accounts payable and accrued liabilities	(211)	8,131	—	—	7,920
Amounts due to/from related parties	115,616	(115,616)	—	—	—
Deferred revenue	—	952	—	—	952
Other assets and liabilities	(672)	(330)	—	—	(1,002)
Net cash provided by operating activities	74,629	19,424	—	—	94,053

Cash flows from investing activities:
Plains Asset Purchase	(98,373)	—	—	—	(98,373)
Expenditures for property, plant and equipment	—	(25,573)	—	—	(25,573)
Purchases of marketable securities	(1,909,965)	—	—	—	(1,909,965)
Maturities of marketable securities	2,104,209	—	—	—	2,104,209
Investment in subsidiaries	(3,053)	—	—	3,053	—
Net cash provided by (used in) investing activities	92,818	(25,573)	—	3,053	70,298

Cash flows from financing activities:
Proceeds from issuance of common units, net of underwriters’ discount and commissions	138,378	—	—	—	138,378
Distribution to PBF LLC related to Acquisitions from PBF	(175,000)	—	—	—	(175,000)
Distributions to unitholders	(67,534)	—	—	—	(67,534)
Contribution from parent	—	18,237	—	(3,053)	15,184
Repayment of term loan	(194,536)	—	—	—	(194,536)
Proceeds from revolving credit facility	194,700	—	—	—	194,700
Repayment of revolving credit facility	(30,000)	—	—	—	(30,000)
Net cash (used in) provided by financing activities	(133,992)	18,237	—	(3,053)	(118,808)

Net change in cash and cash equivalents	33,455	12,088	—	—	45,543
Cash and equivalents, beginning of period	18,678	—	—	—	18,678
Cash and equivalents, end of period	$52,133	$12,088	$—	$—	$64,221
(1) Retrospectively adjusted to include the historical balances related to the Development Assets. See Notes 1 “Description of the Business and Basis of Presentation” and 3 “Acquisitions” for further discussion.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

14. CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS
CONSOLIDATING STATEMENT OF CASH FLOWS (1)

	Year Ended December 31, 2015
	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Combining and Consolidating Adjustments	Total
Cash flows from operating activities:
Net income	$69,008	$103,683	$—	$(103,683)	$69,008
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	—	7,806	—	—	7,806
Amortization of loan fees	1,315	—	—	—	1,315
Unit-based compensation expense	4,279	—	—	—	4,279
Equity in earnings of subsidiaries	(103,683)	—	—	103,683	—
Changes in operating assets and liabilities:
Accounts receivable - affiliates	—	(12,319)	—	—	(12,319)
Prepaids and other current assets	(66)	(51)	—	—	(117)
Accounts payable - affiliates	93	122	—	—	215
Accounts payable and accrued liabilities	3,419	69	—	—	3,488
Amounts due to/from related parties	101,938	(101,938)	—	—	—
Other assets and liabilities	(19)	—	—	—	(19)
Net cash provided by operating activities	76,284	(2,628)	—	—	73,656

Cash flows from investing activities:
Expenditures for property, plant and equipment	—	(10,005)	—	—	(10,005)
Purchases of marketable securities	(2,067,286)	—	—	—	(2,067,286)
Maturities of marketable securities	2,067,983	—	—	—	2,067,983
Investment in subsidiaries	(820)	—	—	820	—
Net cash used in investing activities	(123)	(10,005)	—	820	(9,308)

Cash flows from financing activities:
Distribution to PBF LLC related to Acquisitions from PBF	(112,500)	—	—	—	(112,500)
Distributions to unitholders	(49,524)	—	—	—	(49,524)
Distribution to parent	—	(1,036)	—	—	(1,036)
Contribution from parent	—	13,669	—	(820)	12,849
Proceeds from issuance of senior notes	350,000	—	—	—	350,000
Repayment of term loan	(700)	—	—	—	(700)
Proceeds from revolving credit facility	24,500	—	—	—	24,500
Repayment of revolving credit facility	(275,100)	—	—	—	(275,100)
Deferred financing costs	(8,324)	—	—	—	(8,324)
Net cash (used in) provided by financing activities	(71,648)	12,633	—	(820)	(59,835)

Net change in cash and cash equivalents	4,513	—	—	—	4,513
Cash and equivalents, beginning of period	14,165	—	—	—	14,165
Cash and equivalents, end of period	$18,678	$—	$—	$—	$18,678
(1) Retrospectively adjusted to include the historical balances related to the Development Assets. See Notes 1 “Description of the Business and Basis of Presentation” and 3 “Acquisitions” for further discussion.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT BARREL, PER BARREL, UNIT AND PER UNIT DATA)

15. QUARTERLY FINANCIAL DATA (UNAUDITED)

The following table summarizes quarterly financial data for the years ended December 31, 2017 and 2016 (in thousands, except per unit amounts).

	2017 Quarter Ended (a)
	March 31	June 30	September 30	December 31
Total revenue	$61,164	$63,016	$66,195	$67,213
Income from operations	34,697	33,867	39,201	35,614
Net income	26,713	25,981	31,453	25,869
Net income attributable to PBF Logistics LP unitholders	22,922	21,204	26,347	20,909
Net income per limited partner unit: (b)
Common - basic	$0.55	$0.49	$0.63	$0.50
Common - diluted	$0.55	$0.49	$0.63	$0.50
Subordinated units - basic and diluted	$0.55	$0.52	$—	$—

	2016 Quarter Ended (a)
	March 31	June 30	September 30	December 31
Total revenue	$36,697	$40,808	$49,120	$62,381
Income from operations	24,511	21,936	24,589	34,204
Net income	17,282	14,302	16,893	26,330
Net income attributable to PBF Logistics LP unitholders	18,336	15,372	19,749	23,472
Net income per limited partner unit: (b)
Common - basic	$0.53	$0.41	$0.50	$0.57
Common - diluted	$0.53	$0.41	$0.50	$0.57
Subordinated units - basic and diluted	$0.53	$0.41	$0.50	$0.57
____________________

(a)	The information presented has been retrospectively adjusted to include the historical results of the Development Assets.

(b)
Net loss attributable to the Development Assets prior to the effective date was allocated entirely to PBF GP as if only PBF GP had rights to that net loss, therefore there is no retrospective adjustment to previously reported net income per unit.